EXHIBIT

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                   Depositor,

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                 Master Servicer

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                                     Trustee




                  --------------------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 1999

                  --------------------------------------------



                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates

                                  Series 1999-1

                                             TABLE OF CONTENTS
                                                                                                      Page
                                                                                                      ----

                                                 ARTICLE I

                                                Definitions


                                                ARTICLE II

                                       Conveyance of Mortgage Loans;
                                     Original Issuance of Certificates

Section 2.01.     Conveyance of Mortgage Loans to Trustee...............................................32
Section 2.02.     Acceptance of Mortgage Loans by Trustee...............................................34
Section 2.03.     Assignment of Interest in the Mortgage Loan Purchase Agreement
                  and other agreements .................................................................36
Section 2.04.     Substitution of Mortgage Loans........................................................37
Section 2.05.     Issuance of Certificates..............................................................37
Section 2.06.     Representations and Warranties of the Trustee.........................................38
Section 2.07.     Representations and Warranties Concerning the Depositor...............................39
Section 2.08.     Representations and Warranties of the Master Servicer.................................40

                                                ARTICLE III

                              Administration and Servicing of Mortgage Loans

Section 3.01.     Duties of the Master Servicer.........................................................42
Section 3.02      Monitoring of Servicers' Performance..................................................42
Section 3.03.     Master Servicer Fidelity Bond and Master Servicer Errors and Omissions
                  Insurance Policy......................................................................43
Section 3.04      Master Servicer's Financial Statements and Related Information........................43
Section 3.05      Power to Act; Procedures..............................................................43
Section 3.06      Termination of Servicing Agreements; Successor Servicers..............................44
Section 3.07      "Due on Sale" Clauses; Assumption Agreements..........................................44
Section 3.08      Release of Mortgage Files.............................................................44
Section 3.09      Documents, Records and Funds in Possession of Master Servicer To Be
                  Held for Trustee......................................................................45
Section 3.10      The GEMICO Policies...................................................................46
Section 3.11      Standard Hazard and Flood Insurance Policies..........................................46
Section 3.12      Presentment of Claims and Collection of Proceeds......................................47
Section 3.13      Maintenance of the Primary Mortgage Insurance Policies................................47
Section 3.14      Trustee To Retain Possession of Certain Insurance Policies and Documents..............48
Section 3.15      Realization Upon Defaulted Mortgage Loans.............................................48
Section 3.16      Compensation to the Master Servicer...................................................48


                                                    -i-




Section 3.17      REO Property..........................................................................49
Section 3.18      Annual Officer's Certificate as to Compliance.........................................49
Section 3.19      Annual Independent Accountants' Servicing Report......................................50

                                                ARTICLE IV

                                                 Accounts

Section 4.01.     Protected Accounts....................................................................51
Section 4.02.     Certificate Account...................................................................52
Section 4.03.     Permitted Withdrawals and Transfers from the Certificate Account......................54

                                                 ARTICLE V

                                               Certificates

Section 5.01.     Certificates..........................................................................57
Section 5.02.     Registration of Transfer and Exchange of Certificates.................................61
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.....................................65
Section 5.04.     Persons Deemed Owners.................................................................65
Section 5.05.     Transfer Restrictions on Residual Certificates........................................65
Section 5.06.     Restrictions on Transferability of Private Certificates...............................66
Section 5.07.     ERISA Restrictions....................................................................67
Section 5.08.     Rule 144A Information.................................................................68

                                                ARTICLE VI

                                      Payments to Certificateholders

Section 6.01.     Distributions on the Certificates.....................................................69
Section 6.02.     Allocation of Losses..................................................................71
Section 6.03.     Payments..............................................................................73
Section 6.04.     Statements to Certificateholders......................................................74
Section 6.05.     Reserved..............................................................................76
Section 6.06.     Monthly Advances......................................................................76
Section 6.07.     Compensating Interest Payments........................................................77
Section 6.08.     Reports of Foreclosures and Abandonment of Mortgaged Property.........................77

                                                ARTICLE VII

                                            The Master Servicer

Section 7.01.     Liabilities of the Master Servicer....................................................78
Section 7.02.     Merger or Consolidation of the Master Servicer........................................78
Section 7.03.     Indemnification of the Trustee........................................................78

                                                   -ii-




Section 7.04.     Limitation on Liability of the Master Servicer and Others.............................78
Section 7.05.     Master Servicer Not to Resign.........................................................79
Section 7.06.     Successor Master Servicer.............................................................80
Section 7.07.     Sale and Assignment of Master Servicing...............................................80

                                               ARTICLE VIII

                                                  Default

Section 8.01.     Events of Default.....................................................................81
Section 8.02.     Trustee to Act; Appointment of Successor..............................................82
Section 8.03.     Notification to Certificateholders....................................................83
Section 8.04.     Waiver of Defaults....................................................................83
Section 8.05.     List of Certificateholders............................................................84

                                                ARTICLE IX

                                          Concerning the Trustee

Section 9.01.     Duties of Trustee.....................................................................85
Section 9.02.     Certain Matters Affecting the Trustee.................................................86
Section 9.03.     Trustee Not Liable for Certificates or Mortgage Loans.................................88
Section 9.04.     Trustee May Own Certificates..........................................................88
Section 9.05.     Trustee's Fees and Expenses...........................................................88
Section 9.06.     Eligibility Requirements for Trustee..................................................89
Section 9.07.     Insurance.............................................................................89
Section 9.08.     Resignation and Removal of the Trustee................................................90
Section 9.09.     Successor Trustee.....................................................................90
Section 9.10.     Merger or Consolidation of Trustee....................................................91
Section 9.11.     Appointment of Co-Trustee or Separate Trustee.........................................91
Section 9.12.     Master Servicer Shall Provide Information as Reasonably Required......................92
Section 9.13.     Federal Information Returns and Reports to Certificateholders.........................92
Section 9.14.     Appointment of Custodians.............................................................93

                                                 ARTICLE X

                                                Termination

Section 10.01.    Termination Upon Repurchase by the Depositor or its Designee or
                  Liquidation of the Mortgage Loans.....................................................95
Section 10.02.    Additional Termination Requirements...................................................98




                                                   -iii-



                                                ARTICLE XI

                                         Miscellaneous Provisions

Section 11.01.    Intent of Parties.....................................................................99
Section 11.02.    Amendment.............................................................................99
Section 11.03.    Recordation of Agreement.............................................................100
Section 11.04.    Limitation on Rights of Certificateholders...........................................100
Section 11.05.    Acts of Certificateholders...........................................................101
Section 11.06.    Governing Law........................................................................101
Section 11.07.    Notices..............................................................................101
Section 11.08.    Severability of Provisions...........................................................101
Section 11.09.    Successors and Assigns...............................................................102
Section 11.10.    Article and Section Headings.........................................................102
Section 11.11.    Counterparts.........................................................................102
Section 11.12.    Notice to Rating Agencies............................................................102


                                    EXHIBITS

Exhibit A-1      -      Form of Class [I-A][II-A] Certificates
Exhibit A-2      -      Form of Class [I-B-__][II-B-_] Certificates
Exhibit A-3      -      Form of Class [R-_] Certificates
Exhibit B        -      Mortgage Loan Schedule
Exhibit C        -      Representations and Warranties of BSMCC Concerning
                           the Mortgage Loans
Exhibit D        -      Request for Release of Documents
Exhibit E        -      Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1      -      Form of Investment Letter
Exhibit F-2      -      Form of Rule 144A and Related Matters Certificate
Exhibit G        -      Form of Custodial Agreement
Exhibit H        -      [Reserved]
Exhibit I        -      GEMICO Policies
Exhibit J        -      GEMICO Letters
Exhibit K        -      List of Mortgage Loans for which Mortgage Notes are Lost
Exhibit L        -      [Reserved]
Exhibit M        -      Additional Pledged Collateral Custodial Agreements
Exhibit N-1      -      Boston Safe Servicing Agreement
Exhibit N-2      -      Alliance Servicing Agreement
Exhibit N-3      -      Cendant Servicing Agreement
Exhibit N-4      -      First Union Servicing Agreement

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------


         Pooling and Servicing Agreement dated as of February 1, 1999, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as the depositor (the "Depositor"), Norwest Bank Minnesota, National Association, a national banking association, as the master servicer (in such capacity, the "Master Servicer") and The First National Bank of Chicago, not in its individual capacity but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Depositor has acquired the Mortgage Loans from Bear Stearns Mortgage Capital Corporation ("BSMCC"). On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC I Regular Certificates will be designated "regular interests" in such REMIC and the Class R-1 Certificate will be designated the "residual interests" in such REMIC.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-2 Certificate will be designated the "residual interests" in such REMIC.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of Certificates except for the Class R-3 Certificate will be designated "regular interests" in such REMIC and the Class R-3 Certificate will be designated the "residual interests" in such REMIC.

         The Group I Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $190,838,660. The initial principal amount of the Group I Certificates will not exceed such Outstanding Principal Balance. The Group II Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $101,587,265. The initial principal amount of the Group II Certificates will not exceed such Outstanding Principal Balance.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

         ACCOUNT: The Certificate Account (including each subaccount thereof) and the Protected Accounts as the context may require.

         ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and, after the applicable Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses.

         ADDITIONAL COLLATERAL: Any real or personal property, securities, cash, instruments, contracts or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan (other than the Mortgaged Property).

         ADDITIONAL PLEDGED COLLATERAL CUSTODIAL AGREEMENTS: The agreements governing the retention of Additional Collateral, a form of which is annexed hereto as Exhibit M.

         ADVANCING DATE: The Business Day preceding the related Distribution
Date.

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ALLOCABLE SHARE: With respect to each Class of Group I Subordinate
Certificates:

                  (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the applicable Group I Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Group I Subordinate Certificates; and

                  (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the applicable Group I Subordinate Optimal Principal Amount, and as to each Class of Group I Subordinate Certificates (other than the Class of Group I Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group I Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group I Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group I Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group I Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

With respect to each Class of Group II Subordinate Certificates:

                  (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the applicable Group II Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Group II Subordinate Certificates; and

                  (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the applicable Group II Subordinate Optimal Principal Amount, and as to each Class of Group II Subordinate Certificates (other than the Class of Group II Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group II Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group II Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group II Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         APPLICABLE CREDIT RATING: A credit rating of AAA, in the case of S&P or a rating of AAA, in the case of Fitch, for any long-term deposit or security or a rating of A-l+, in the case of S&P, or F-1+ in the case of Fitch, for any short-term deposit or security.

         APPLICABLE STATE LAW: For purposes of Section [9.12(d)], the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law

         APPRAISED VALUE: With respect to a Group I Mortgage Loan, the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property. For any Mortgaged Property related to a Group II Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         ASSUMED FINAL DISTRIBUTION DATE:  June 25, 2029.

         BALLOON LOAN: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

         BALLOON PAYMENT: With respect to any Balloon Loan, the related Scheduled Payment payable on the stated maturity date of such Balloon Loan.

         BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

         BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

         BOSTON SAFE LOAN:  Any Group I Mortgage Loan.

         BSMCC:  Bear Stearns Mortgage Capital Corporation.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Maryland,

Minnesota, Boston, Massachusetts or Chicago, Illinois or the jurisdiction in which the Master Servicer is authorized or obligated by law or executive order to be closed.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1, A-2 and A-3, with the blanks therein appropriately completed.

         CERTIFICATE ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "The First National Bank of Chicago, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 1999-1 - Certificate Account."

         CERTIFICATE ACCOUNT ADVANCE: As of any Determination Date, the amount on deposit in a Protected Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Certificate Account and used to make a Monthly Advance.

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER:  A Holder of a Certificate.

         CLASS: With respect to the Certificates, I-A, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6, II-A, II- B-1, II-B-2, II-B-3, II-B-4, II-B-5, II-B-6, R-1,
R-2 and R-3.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Group I Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Group I Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Group I Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. For a Class of Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Group II Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLOSING DATE:  February 26, 1999.

         CODE:  The Internal Revenue Code of 1986.

         COMPENSATING INTEREST PAYMENTS:  As defined in Section 6.07.

         COOPERATIVE: A corporation that has been formed for the purpose of cooperative apartment ownership.

         COOPERATIVE ASSETS: Shares issued by Cooperatives, the related Lease and any other collateral securing the Cooperative Loans.

         COOPERATIVE BUILDING: The building and other property owned by a Cooperative.

         COOPERATIVE LOAN: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets.

         COOPERATIVE UNIT: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a Lease.

         CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at One First National Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services.

         CORRESPONDING CLASSES OF CERTIFICATES: In the case of the REMIC I Regular Certificate, the Group I Certificates; in the case of the REMIC II Regular Certificate, the Group II Certificates.

         CUSTODIAL AGREEMENT: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit G hereto.

         CUSTODIAN: A Custodian appointed pursuant to a Custodial Agreement.

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-1, Class R-2 and Class R-3 Certificates after the Distribution Date on which they receive the distribution of the last dollar of their original principal amount shall be deemed to have a Current Principal Amount equal to their Current Principal Amount on the day immediately preceding such Distribution Date.

         CUT-OFF DATE:  February 1, 1999.

         DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         DEPOSITOR: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Trustee and the Master Servicer), the deposits of which are fully insured by the FDIC to the extent provided by law.

         DETERMINATION DATE: With respect to each Mortgage Loan serviced by a Servicer, the Determination Date as defined in the related Servicing Agreement.

         DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Owner Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Owner Trust Certificate by such Person may cause the Trust or any Person having an ownership interest in the Owner Trust Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Owner Trust Certificate to such Person. The terms

"United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DIVERTED AMOUNT: On any Distribution Date, an amount equal to any Special Hazard Loss allocated to the Group II Certificates for such date pursuant to Section 6.02(b).

         DTC CUSTODIAN: The First National Bank of Chicago, or its successors in interest as custodian for the Depository.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

         DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: An event described in Section 8.01.

         FANNIE MAE: Fannie Mae (formerly the Federal National Mortgage Association) or any successor thereto.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHA: The Federal Housing Authority, or any successor thereto.

         FIRST UNION: First Union National Bank.

         FITCH: Fitch IBCA, Inc. and its successors in interest.

         FORECLOSURE RESTRICTED LOAN: A Mortgage Loan which was between 60 and 89 days delinquent as of the Cut-off Date, as indicated on the Mortgage Loan Schedule; provided, that if such Mortgage Loan becomes current for three consecutive Scheduled Payments, such Mortgage Loan shall no longer be a Foreclosure Restricted Loan.

         FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Class R-1, Class R-2 or Class R-3 Certificate will be deemed to equal 0.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of such respective Class and (ii) a Certificate of any other Class will be deemed to equal 98.5% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates (other than the Class R-1, Class R-2 and Class R-3 Certificates).

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         FUNDS TRANSFER DATE: As to any Distribution Date, the immediately preceding Business Day.

         GEMICO: General Electric Mortgage Insurance Corporation, or its successor in interest.

         GEMICO DEPOSIT: A cash deposit of $30,000 to be remitted by the Depositor for deposit into the GEMICO Reserve Fund on the Closing Date by the Master Servicer.

         GEMICO LETTERS: The letters between BSMCC and GEMICO, attached hereto as Exhibit J.

         GEMICO LOANS: The Group II Mortgage Loans listed on the Mortgage Loan Schedule as being insured by GEMICO.

         GEMICO POLICIES: The mortgage pool insurance policies issued with respect to the GEMICO Loans, attached as Exhibit I hereto, as amended by the GEMICO Letters.

         GEMICO RESERVE FUND: The reserve fund created by Section 3.10 hereof, into which an amount equal to the GEMICO Deposit is made on the Closing Date.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GROSS MARGIN: As to each Group I Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Rate Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap the Mortgage Interest Rate until the next Interest Rate Adjustment Date.

         GROUP I AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group I Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, and (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer or the applicable Servicers with respect to such Distribution Date, except the following with respect to the Group I Mortgage Loans:

                  (i) all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Group I Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

                  (v) amounts representing Monthly Advances (including Certificate Account Advances) determined to be Nonrecoverable Advances;

                  (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a); and

                  (vii) the Diverted Amount.

         GROUP II AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group II Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, and (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer or the applicable Servicers with respect to such Distribution Date, except the following with respect to the Group II Mortgage Loans:

                  (i) all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Group II Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

                  (v) amounts representing Monthly Advances (including Certificate Account Advances) determined to be Nonrecoverable Advances; and

                  (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a);

         LESS

                  (vii) the Diverted Amount.

         GROUP I CERTIFICATES: The Group I Senior Certificates and the Group I Subordinate Certificates.

         GROUP II CERTIFICATES: The Group II Senior Certificates and the Group II Subordinate Certificates.

         GROUP I CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group I Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution
Date).

         GROUP II CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group II Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution
Date).

         GROUP I CUT-OFF DATE BALANCE:  $190,838,660.

         GROUP II CUT-OFF DATE BALANCE:  $101,587,265.

         GROUP I MORTGAGE LOAN: Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group I.

         GROUP II MORTGAGE LOAN: Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group II.

         GROUP I SENIOR CERTIFICATES: The Class I-A, Class R-1 and Class R-3 Certificates.

         GROUP II SENIOR CERTIFICATES: The Class II-A and Class R-2
Certificates.

         GROUP I SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

                  (i) the applicable Group I Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan in Loan Group I on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group I Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Group I Mortgage Loan, together with the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the lesser of (a) the applicable Group I Senior Prepayment Percentage of all Net Liquidation Proceeds, allocable to principal received in respect of each Group I Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period; and (b) the Group I Senior Percentage of the Scheduled Principal Balance of each Group I Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period; and

                  (iv) the applicable Group I Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Group I Mortgage Loan or REO Property which was purchased by BSMCC on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Group I Mortgage Loan that has been replaced by BSMCC with a Substitute Mortgage Loan pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (v) the principal portion of any Diverted Amount.

         GROUP II SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

                  (i) the applicable Group II Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan in Loan Group II on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group II Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Group II Mortgage Loan, together with the applicable Group II Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the lesser of (a) the applicable Group II Senior Prepayment Percentage of all Net Liquidation Proceeds, allocable to principal received in respect of each Group II Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period; and (b) the applicable Group II Senior Percentage of the Scheduled Principal Balance of each Group II Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period; and

                  (iv) the applicable Group II Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Group II Mortgage Loan or REO Property which was purchased by BSMCC on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Group II Mortgage Loan that has been replaced by BSMCC with a Substitute Mortgage Loan pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan;

         LESS

                  (v) the principal portion of any Diverted Amount.

         GROUP I SENIOR PERCENTAGE: Initially 97.0%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Group I Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period.

         GROUP II SENIOR PERCENTAGE: Initially 95.0%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Group II Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period.

         GROUP I SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                           Group I Senior Prepayment Percentage
----------------------------------------------------------------------------------------------------
March 25, 1999 - February 25, 2009                 100%

March 25, 2009 - February 25, 2010                 Group I Senior Percentage plus 70% of the Group I
                                                   Subordinate Percentage

March 25, 2010 - February 25, 2011                 Group I Senior Percentage plus 60% of the Group I
                                                   Subordinate Percentage

March 25, 2011 - February 25, 2012                 Group I Senior Percentage plus 40% of the Group I
                                                   Subordinate Percentage
----------------------------------------------------------------------------------------------------


                                      -13-






March 25, 2012 - February 25, 2013                 Group I Senior Percentage plus 20% of the Group I
                                                   Subordinate Percentage

March 25, 2013 and thereafter                      Group I Senior Percentage

Notwithstanding the foregoing, if on any Distribution Date the Group I Senior Percentage exceeds the Group I Senior Percentage as of the Cut-Off Date, the Group I Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group I Senior Certificates are reduced to zero, the Group I Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

In addition, no reduction of the Group I Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and such Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50% and (ii) cumulative Realized Losses on the Group I Mortgage Loans do not exceed (a) 30% of the applicable Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2009 and February 2010, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2010 and February 2011, (c) 40% of the applicable Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2011 and February 2012, (d) 45% of the aggregate Current Principal Amount, of the Group I Subordinate Certificates as of the Cut-off Date (the "Original Group I Subordinate Principal Balance") if such Distribution Date occurs between and including March 2012 and February 2013, and (e) 50% of the applicable Original Group I Subordinate Principal Balance if such Distribution Date occurs during or after March 2013.

         GROUP II SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                           Group II Senior Prepayment Percentage
----------------------------------------------------------------------------------------------------
March 25, 1999 - February 25, 2002                 100%

March 25, 2002 - February 25, 2003                 Group II Senior Percentage plus 60% of the Group
                                                   II Subordinate Percentage

March 25, 2003 - February 25, 2004                 Group II Senior Percentage plus 40% of the Group
                                                   II Subordinate Percentage

March 25, 2004 - February 25, 2005                 Group II Senior Percentage plus 20% of the Group
                                                   II Subordinate Percentage
----------------------------------------------------------------------------------------------------


                                      -14-






March 25, 2005 and thereafter                      Group II Senior Percentage

Notwithstanding the foregoing, if on any Distribution Date the Group II Senior Percentage exceeds the Group II Senior Percentage as of the Cut-Off Date, the Group II Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group II Senior Certificates are reduced to zero, the Group II Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         In addition, no reduction of the Group II Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50%, or (y) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Group II Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amounts of the Group II Subordinate Certificates as of the Cut-off Date (the "Original Group II Subordinate Principal Balance") if such Distribution Date occurs between and including March 2002 and February 2003, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2003 and February 2004, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2004 and February 2005, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2005 and February 2006, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after March 2006; or (B) (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 10% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2002 and February 2003, (b) 15% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2003 and February 2004, (c) 20% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2004 and February 2005, (d) 25% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including March 2005 and February 2006, and (e) 30% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after March 2006.

         GROUP I SUBORDINATE CERTIFICATE: A Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 or Class I-B-6 Certificate.

         GROUP II SUBORDINATE CERTIFICATE: A Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate.

         GROUP I SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Group I Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Group I Certificates on such Distribution
Date) exceeds (b) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans on the Due Date related to such Distribution Date less any Deficient Valuation on such loans occurring prior to such Distribution Date.

         GROUP II SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of (i) the sum of the Current Principal Amounts of all the Group II Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Group II Certificates on such Distribution Date) and (ii) the Deficiency Amount exceeds (b) the aggregate Scheduled Principal Balances of the Group II Mortgage Loans on the Due Date related to such Distribution Date less any Diverted Amount on such loans occurring prior to such Distribution Date.

         GROUP I SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group I Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the applicable Group I Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in Loan Group I on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group I Subordinate Prepayment Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Group I Mortgage Loan and the applicable Group I Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Group I Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Group I Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definition of Group I Senior Optimal Principal Amount on such Distribution Date;

                  (iv) the applicable Group I Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Group I Mortgage Loan or REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Group I Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (v) on the Distribution Date on which the Current Principal Amounts of the Group I Senior Certificates have all been reduced to zero, 100% of any Group I Senior Optimal Principal Amount.

After the aggregate current Principal Amounts of the Group I Subordinate Certificates have been reduced to zero, the Group I Subordinate Optimal Principal Amount shall be zero.

         GROUP II SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group II Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the applicable Group II Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in Loan Group II on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group II Subordinate Prepayment Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Group II Mortgage Loan and the applicable Group II Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Group II Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Group II Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definition of Group II Senior Optimal Principal Amount on such Distribution Date;

                  (iv) the applicable Group II Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Group II Mortgage Loan or REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Group II Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (v) on the Distribution Date on which the Current Principal Amounts of the Group II Senior Certificates have all been reduced to zero, 100% of any Group II Senior Optimal Principal Amount.

After the aggregate current Principal Amounts of the Group II Subordinate Certificates have been reduced to zero, the Group II Subordinate Optimal Principal Amount shall be zero.

         GROUP I SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the applicable Group I Senior Percentage.

         GROUP II SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the applicable Group II Senior Percentage.

         GROUP I SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, 100% minus the Group I Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group I Senior Certificates have each been reduced to zero, the Group I Subordinate Prepayment Percentage will equal 100%.

         GROUP II SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, 100% minus the Group II Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group II Senior Certificates have each been reduced to zero, the Group II Subordinate Prepayment Percentage will equal 100%.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         INDEMNIFIED PERSONS: The Trustee and the Custodian, and their respective officers, directors, agents and employees, and any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy, Primary Mortgage Insurance Policy or title insurance policy.

         INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy or the GEMICO Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

         INSURED EXPENSES: Expenses covered by any Insurance Policy.

         INSURER: Any issuer of an Insurance Policy.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

         INTEREST RATE ADJUSTMENT DATE: With respect to each Group I Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted.

         INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                  (a) partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

                  (b) principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

                  (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer and not recovered by the Master Servicer or the related Servicer under any Primary Mortgage Insurance Policy or GEMICO Policy for reasons other than the Master Servicer's or the related Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

         LOAN GROUP I: The group of Mortgage Loans designated as belonging to Loan Group I on the Mortgage Loan Schedule.

         LOAN GROUP II: The group of Mortgage Loans designated as belonging to Loan Group II on the Mortgage Loan Schedule.

         LOAN SUMMARY AND REMITTANCE REPORT: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.05(b).

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan other than a Boston Safe Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property. With respect to any Boston Safe Loan, the ratio of the principal balance of such Mortgage Loan at origination, or the Stated Principal Balance of such Mortgage Loan as of the Cut-Off Date or such other date as is specified, less the minimum value of Additional Collateral equal to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage

Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

         LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02 hereof.

         LOST NOTES: The original Mortgage Notes that have been lost, as indicated on Exhibit K hereto.

         MASTER SERVICER: As of the Closing Date, Norwest Bank Minnesota, National Association and, thereafter, its respective successors in interest who meet the qualifications pursuant to this Agreement.

         MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

         MASTER SERVICING FEE RATE: As to any Boston Safe Loan, a per annum rate of 0.015% and as to each other Mortgage Loan, a per annum rate equal to 0.035%.

         MONTHLY ADVANCE: An advance (including a Certificate Account Advance) of principal or interest required to be made by the applicable Servicer or, in the case of the First Union Loans, the applicable First Union subservicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to
Section 6.06.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         MORTGAGE LOAN: A mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of February 26, 1999, between BSMCC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto.

         MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement, such schedule setting forth the following information with respect to each Mortgage
Loan: (1) the Company's Mortgage Loan identifying number; (2) the

Mortgagor's name; (3) the street address of the Mortgaged Property including the city and the state code; (4) a code indicating whether the Mortgaged Property is a single family residence, condominium, shares in a cooperative corporation, or a 2-4 family residence; (5) a description of Additional Collateral, if any, and the value thereof at the close of business on the Cut-off Date;
(6)
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the origination and Cut-off Dates; (9) the date on which the Mortgage Loan was originated; (10) the stated maturity date; (11) the amount of the Scheduled Payment; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of the payments of principal due on or before the Cut-off Date, whether or not collected; (15) the Index; (16) the next Interest Rate Adjustment Date; (17) the Gross Margin; (18) the minimum and maximum Mortgage Interest Rate under the terms of the Mortgage Note; (19) the minimum value of any Additional Collateral required under the terms of the Mortgage Loan; (20) the date on which the first Scheduled Payment was due; (21) the periodic rate cap; (22) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investment property; (23) a code indicating the purpose of the loan; (24) the related Servicing Fee Rate; and (25) the related Servicer. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans.

         MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         MORTGAGOR: The obligor on a Mortgage Note.

         NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the applicable Servicer in accordance with the related Servicing Agreement and (ii) unreimbursed Monthly Advances.

         NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (i) the Master Servicing Fee Rate and (ii) the related Servicing Fee Rate.

         NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer or applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer or applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer or applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

         OFFERED CERTIFICATE: Any Class I-A, Class II-A, Class R-1, Class R-2, Class R-3, Class I-B-l, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Class I-B-l, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

         ORIGINAL GROUP I SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Group I Subordinate Certificates as of the Cut-off Date.

         ORIGINAL GROUP II SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Group II Subordinate Certificates as of the Cut-off Date.

         ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except that in instances where either (i) or (ii) is unavailable, the other may be used to determine Original Value, or if both (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Trustee.

         OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund.

         PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or the Master Servicer or any affiliate of the Trustee or the Master Servicer acts as a manager or an advisor;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHYSICAL CERTIFICATES: Initially, the Residual Certificates and the Private Certificates.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: With respect to any Group II Mortgage Loan, any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

         PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

         PRIVATE CERTIFICATES: Any Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

         PROTECTED ACCOUNT: An account established and maintained in the name of the Trustee for the benefit of Certificateholders by the Master Servicer or any Servicer with respect to the Mortgage

Loans and with respect to REO Property in a Designated Depository Institution or Rating Agency Eligible Account for receipt of principal and interest and other amounts as described in Section 4.01.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         RATING AGENCIES: S&P and Fitch.

         RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee or the Master Servicer, which either (i) is a trust account maintained with the corporate trust department of a depository institution or trust company (including, without limitation, the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with any Servicer, (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or higher by S&P and Fitch, or one of the two highest short-term ratings by each Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iii) otherwise meets the requirements of each Rating Agency for the maintenance of the ratings on the Certificates.

         REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

         RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group I Mortgage Loans, (ii) the related Certificate Account, (iii) any REO Property relating to the Group I Mortgage Loans, (iv) the rights with respect to the Boston Safe Servicing Agreement and
(v) any proceeds of the foregoing.

         REMIC I CERTIFICATES: The REMIC I Regular Certificates and the Class R-1 Certificates.

         REMIC I REGULAR CERTIFICATES: As defined in Section 5.01(c).

         REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group II Mortgage Loans, (ii) the related Certificate Account, (iii) any REO Property relating to the Group II Mortgage Loans, (iv) the rights with respect to the Alliance Servicing Agreement, the Cendant Servicing Agreement and the First Union Servicing Agreement and (v) any proceeds of the foregoing.

         REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-2 Certificates.

         REMIC II REGULAR CERTIFICATES: As defined in Section 5.01(c).

         REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Certificates and the Group II Regular Certificates.

         REMIC III CERTIFICATES: The Certificates and the Class R-3
Certificates.

         REMIC III REGULAR CERTIFICATES: The Certificates other than the Class R-3 Certificates.

         REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any Series REMIC to fail to qualify as a REMIC while any regular interest in any Series REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any Series REMIC or (iii) constitute a taxable contribution to any Series REMIC after the Startup Day.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

         REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Article II an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and reduced by (iii) any portion of the related Master Servicing Fees, Servicing Fees, Monthly Advances and advances payable to the purchaser of the Mortgage Loan.

         REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         RESIDUAL CERTIFICATES: The Class R-1, Class R-2 and Class R-3 Certificates.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other officer of the Trustee to whom matters under this Agreement may be referred.

         RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit
F-2 hereto.

         S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         SCHEDULED PRINCIPAL:  The principal portion of any Scheduled Payment.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SERIES REMIC: Any of REMIC I, REMIC II or REMIC III.

         SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

         SERVICER: With respect to the Group I Mortgage Loans, Boston Safe Deposit and Trust Company. With respect to the Group II Mortgage Loans, Cendant Mortgage Company, Alliance Mortgage Company or First Union National Bank of North Carolina, as indicated on the Mortgage Loan Schedule.

         SERVICING AGREEMENT: One of the following agreements, attached hereto as Exhibits N-1 through N-4: The Mortgage Loan Sale, Warranties and Servicing Agreements, dated as of August 1, 1998, February 1, 1999 and February 1, 1999, between Boston Safe Deposit and Trust Company and BSMCC, (ii) the Purchase, Warranties and Servicing Agreement dated as of May 1, 1998, between Cendant Mortgage Company and BSMCC, (iii) the Servicing Agreement, dated as of February 1, 1999, between Alliance Mortgage Company and BSMCC and (iv) the Servicing Agreement, dated as of February 1, 1999, between First Union National Bank and BSMCC.

         SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate.

         SERVICING FEE RATE: A per annum rate with respect to each Mortgage Loan, as set forth on the Mortgage Loan Schedule.

         SERVICING OFFICER: Any officer of the Master Servicer or any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

         SPECIAL HAZARD LOSS: A Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes.

         STARTUP DAY: February 26, 1999.

         SUBORDINATE CERTIFICATES: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

         SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, (i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted.

         TAX ADMINISTRATION AND TAX MATTERS PERSON: The Master Servicer or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for each Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for each of the related Series REMICs, as more particularly set forth in Section 9.13 hereof.

         TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         TRUSTEE: The First National Bank of Chicago, or its successor in interest, or any successor trustee appointed as herein provided.

         UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section [3.10], without regard to whether or not such policy is maintained.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (subject to the right of the Master Servicer to receive all income from Permitted Investments under Section 4.02(c)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or the Servicers in servicing accounts or Protected Accounts for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies, the rights with respect to the GEMICO Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the rights with respect to the Servicing Agreements and the Additional Pledged Collateral Custodial Agreements, (vii) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (viii) any proceeds of, and any payments on, any Additional Collateral relating to a Mortgage Loan upon the liquidation thereof, and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or Custodian, with respect to (A) each Mortgage Loan, other than Cooperative Loans (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and
(vii) originals of all modification agreements, if applicable and available and
(B) each Cooperative Loan (i) the original Mortgage Note, endorsed, without recourse to the order of the Trustee, and showing, to the extent available, an unbroken chain of title from the originator to the Trustee or, in the case of a Mortgage Loan that is subject to the terms of a consolidation and modification agreement, an assignment of such agreement to the Trustee; (ii) the original duly executed assignment of security agreement to the Trustee; (iii) the original Mortgage;
(iv) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the security agreement, and any required continuation statements, with evidence of filing indicated thereon; (v) the acknowledgment copy of the original executed Form UCC-3 with respect to the security agreement, indicating the Trustee as the assignee of the secured party, with evidence of filing indicated thereon; (vi) the stock certificate representing the stock allocated to the cooperative unit, with a stock power in blank attached; (vii) the original collateral assignment of the lease by Mortgagor to the originator and the assignment of the collateral assignment of the lease to the Trustee (which may be in blanket form), accompanied by the original lease; (viii) a copy of the recognition agreement; (ix) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; (x) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan; and (xi) the certificate of primary mortgage insurance, if applicable;

PROVIDED, HOWEVER, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by BSMCC or the related Servicer, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from BSMCC or the related Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each as identified in the list delivered by the Depositor to the Trustee or Custodian on the Closing Date and set forth in Exhibit K hereto, the Depositor may deliver a lost note affidavit and, if available, a copy of each original Mortgage Note; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or Custodian promptly after they are received. The Depositor shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date. With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices.

         Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and declares that it will hold (or cause the Custodian as its agent to hold) all the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee, or a Custodian as its agent, constituting the Mortgage Files, and that it, or a Custodian as its agent, holds or will hold such other assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Trustee), in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or Custodian shall acknowledge with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit One to the Custodial Agreement receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by a Custodian on its behalf (such Custodian so obligated under a Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the Master Servicer an Interim Certification substantially in the form annexed as Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's or Custodian's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee or Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or Custodian (the Custodian being so obligated under a Custodial Agreement) shall promptly notify BSMCC. BSMCC shall correct or cure any such defect within 90 days from the date of notice from the Trustee or Custodian of the defect and if BSMCC fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, subject to Section 2.04, within 90 days from the Trustee's or Custodian's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, BSMCC shall not be required to purchase such Mortgage Loan if BSMCC delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that BSMCC cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that BSMCC shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or Custodian shall be effected by BSMCC within thirty days of its receipt of the original recorded document.

         (b) No later than 180 days after the Closing Date, the Trustee or Custodian will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Master Servicer a Final Certification substantially in the form annexed Exhibit Three to the Custodial Agreement. In conducting such review, the Trustee or Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or Custodian finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or Custodian (the Custodian being so obligated under the Custodial Agreement) shall promptly notify BSMCC (PROVIDED, HOWEVER, that with respect to those documents described in subsection (b)(iv),
(b)(v) and (b)(vi) of Section 2.01, the Trustee's or Custodian's obligations shall extend only to the documents actually delivered pursuant to such subsections). BSMCC shall correct or cure any such defect or shall deliver to the Trustee or Custodian an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee or Custodian of the defect and if BSMCC is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC shall, subject to Section 2.04, within 90 days from the Trustee's or Custodian's notification purchase such Mortgage Loan at the Repurchase Price, PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents. or a certified copy, have not been returned by the applicable jurisdiction, BSMCC shall not be required to purchase such Mortgage Loan, if BSMCC delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) In the event that a Mortgage Loan is purchased by BSMCC in accordance with Subsections 2.02(a) or (b) above, BSMCC shall provide the Repurchase Price to the Trustee for deposit in the Certificate Account and shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee or Custodian shall release to BSMCC the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by BSMCC as are necessary to vest in BSMCC title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of BSMCC to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT AND OTHER AGREEMENTS. (a) The Depositor hereby assigns to the Trustee all of its right, title and interest in the Mortgage Loan Purchase Agreement (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of BSMCC) and the rights with respect to the GEMICO Policies, the Servicing Agreements and the Additional Pledged Collateral Custodial Agreements; provided that the obligations of BSMCC to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor (or the Master Servicer, in the case of the Servicing Agreements and GEMICO Policies, as agent for the Trustee) shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b) If the Master Servicer, Depositor, Trustee or Custodian discovers a breach of any of the representations and warranties set forth in Exhibit C or
Section 7 of the Mortgage Loan Purchase Agreement and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. BSMCC within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee at the Repurchase Price; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then BSMCC shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to BSMCC to the extent not required by law to be paid to the borrower.) Any such purchase by BSMCC shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Certificate Account and the Trustee or Custodian, upon deposit of the Repurchase Price in the Certificate Account and of written notification detailing the components of such Repurchase Price, shall release to BSMCC the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by BSMCC, without recourse, as are necessary to vest in BSMCC title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of BSMCC, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

         Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, BSMCC may, no later than the date by which such purchase by BSMCC would otherwise be required, tender to the Trustee or Custodian a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of BSMCC that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee or Custodian shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify BSMCC and the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, BSMCC shall provide to the Trustee for deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by BSMCC of the Repurchase Price for the purchase of a Mortgage Loan by BSMCC. After such notification to BSMCC and, if any such excess exists, upon receipt of such deposit, the Trustee or Custodian shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of BSMCC. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of BSMCC and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee or Custodian shall release to BSMCC the related Mortgage File related to any Mortgage Loan released pursuant to this
Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in BSMCC title to and rights under any Mortgage Loan released pursuant to this
Section 2.04. BSMCC shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the applicable Servicing Agreement and Exhibit C shall be deemed to have been made by BSMCC with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee or the Custodian. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

         Section 2.05. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee or Custodian agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee or Custodian in trust for the benefit of the Certificateholders.

         Section 2.06. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Depositor and the Master Servicer as of the Closing Date (and in the case of paragraphs (iv) and (v) below throughout the term of the Agreement), that:

                  (i) The Trustee is a national bank duly organized, validly existing and in good standing under the laws of the United States with a principal place of business in Chicago, Illinois.

                  (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of FHA or a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

                  (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the fiduciary activities of a national bank. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

                  (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement, when executed and delivered by the other parties hereto, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

                  (v) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited.

         Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE DEPOSITOR. The Depositor hereby represents and warrants to the Trustee and the Master Servicer as follows:

                  (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         Section 2.08. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER.
(a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

                           (i) it is validly existing and in good standing under
the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

                           (ii) the execution and delivery of this Agreement by
the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

                           (iii) this Agreement constitutes, assuming due
authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (iv) the Master Servicer is not in default with
respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

                           (v) the Master Servicer is not a party to or bound by
any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the

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



consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

                           (vi) no litigation is pending or, to the best of the
Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                           (vii) the Master Servicer, or an affiliate thereof
the primary business of which is the servicing of conventional residential mortgage loans, is an Fannie Mae- and Freddie Mac approved seller/servicer;

                           (viii) no consent, approval, authorization or order
of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

                           (ix) the consummation of the transactions
contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

                           (x) the Master Servicer has obtained an errors and
omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

                           (xi) the Master Servicer's computer programs, systems
and applications used in master servicing the Mortgage Loans, and service any Mortgage Loans that it directly services, will be replaced or modified and maintained to operate in such a manner that at all times, including on and after January 1, 2000, it can master service the Mortgage Loans, and service any Mortgage Loans that it directly services, in accordance with the terms of this Agreement.

                           (b) It is understood and agreed that the
representations and warranties set forth in this Section 2.08 shall survive the execution and delivery of this Agreement.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01. DUTIES OF THE MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 6.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Protected Account pursuant to the applicable Servicing Agreements. Subject to Section 3.05, the Trustee shall furnish the Master Servicer and the Servicers with any powers of attorney and other documents supplied to it reasonably necessary or appropriate to enable the Master Servicer to master service and the Servicers to service and administer the Mortgage Loans.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall have no responsibility to supervise, monitor or oversee (or be liable in any way) for the obligations of any Servicer with respect to the servicing and administration of any Additional Collateral, including, without limitation, the liquidation of any such Additional Collateral in connection with a default under the related Mortgage Loan.

         Section 3.02 MONITORING OF SERVICERS' PERFORMANCE.

                  The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

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



                  The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the Trustee to enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

         Section 3.03. MASTER SERVICER FIDELITY BOND AND MASTER SERVICER ERRORS AND OMISSIONS INSURANCE POLICY. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         Section 3.04 MASTER SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of the Master Servicer's annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer's corporate parent. Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

         Section 3.05 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         Section 3.06 TERMINATION OF SERVICING AGREEMENTS; SUCCESSOR SERVICERS.
(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement. In such event, the Master Servicer shall appoint a successor servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans.

                  (b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

         Section 3.07 "DUE ON SALE" CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.08 RELEASE OF MORTGAGE FILES. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Trustee (or the Custodian) two copies of a certification substantially in the form of Exhibit H hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Master Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee or the Custodian, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Trustee or the Custodian, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or its custodian, as applicable, to the Servicer or the Master Servicer.

         Section 3.09 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE. (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Protected Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; PROVIDED, HOWEVER, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.10 The GEMICO POLICIES. For each GEMICO Loan, the Master Servicer, on behalf of the Trustee, shall enforce the rights of the Trustee with respect to the related GEMICO Policy.

         On the Closing Date, the Master Servicer shall set up a reserve fund (the "GEMICO Reserve Fund"), which shall be a Rating Agency Eligible Account, into which the GEMICO Deposit will be made. The Master Servicer, on behalf of the Trustee, shall withdraw from the GEMICO Reserve Fund the annual premium with respect to the GEMICO Policies and pay such premium to GEMICO in accordance with such policies. The amounts on deposit in the GEMICO Reserve Fund may be invested in Permitted Investments at the direction of the Depositor, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date such funds are required to be withdrawn. The Depositor will deposit promptly in the GEMICO Reserve Fund the amount of any losses from such investments. The GEMICO Reserve Fund shall be an "outside reserve fund" for purposes of the REMIC Regulations. Upon the termination of the Trust Fund or final payment on the Certificates any amounts remaining on deposit in the GEMICO Reserve Fund shall be paid to the Depositor or its designee.

         Section 3.11 STANDARD HAZARD AND FLOOD INSURANCE POLICIES. For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

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



                  Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Protected Account, subject to withdrawal pursuant to Sections 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; PROVIDED, HOWEVER, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

         Section 3.12 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and the GEMICO Policies and claims for FHA contracts of insurance with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy or to GEMICO under the applicable GEMICO Policy need not be so deposited (or remitted).

         Section 3.13 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.
(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance

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



Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.

         Section 3.14 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS. The Trustee (or its Custodian, if any, as directed by the Trustee), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or its Custodian, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.15 REALIZATION UPON DEFAULTED MORTGAGE LOANS. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         Notwithstanding the foregoing, in the event that a Foreclosure Restricted Loan goes into foreclosure, if acquiring title to the related Mortgaged Property by foreclosure or by deed in lieu of foreclosure would cause the concentration of the Group II Loans that are currently included in the Trust Fund after foreclosure to exceed 0.75% of the current Stated Principal Balance of the Group II Loans, the Master Servicer will not be permitted to acquire title to such Group II Loan on behalf of the Trust Fund. Instead, the Master Servicer will inform BSMCC and BSMCC shall purchase from the Trust Fund the related Group II Loan at the Repurchase Price.

         Section 3.16 COMPENSATION TO THE MASTER SERVICER. The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 6.07, in respect of remittances from the Servicers prior to the deposit of such payment in the Protected Account, (b) to withdraw from the Protected Account, subject to Section 4.02, the Master Servicing Fee or (c) receive its Master Servicing Fee on those Mortgage Loans serviced by First Union from amounts on deposit in the Certificate Account as described below. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Protected Account. In addition, the Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in Full or otherwise in excess of amounts required to be remitted to the Certificate Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Protected Account as provided herein, the Master Servicer shall be entitled to direct the

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



Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Article IV all income and gain realized from any investment of funds in the Protected Account and the Certificate Account (other than the funds held therein with respect to the Mortgage Loans serviced by First Union) shall be for the benefit of the Master Servicer as additional compensation.

                  The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 6.07.

         Section 3.17 REO PROPERTY. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, to cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer (other than First Union) to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer (other than First Union) as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the related Certificate Account on the next succeeding Funds Transfer Date;

         Section 3.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, 2000, an Officer's Certificate, certifying that with respect to the period ending December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 3.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before May 31 of each year, commencing on May 31, 2000 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and
(iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

                                   ARTICLE IV

                                    Accounts

         Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall establish and maintain if it is servicing the Mortgage Loans and shall enforce the obligation of each Servicer to establish and maintain a servicing account in accordance with the applicable Servicing Agreement complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by Section 3.16, in the case of the Master Servicer, and by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the related Protected Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution or a Rating Agency Eligible Account in the name of the Trustee for the benefit of Certificateholders. The Master Servicer may, and the Master Servicer may permit a Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts), commingle accounts, or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

         Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer as additional compensation as provided in Section 3.16 of this Agreement or by the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Servicer. The Master Servicer shall itself, or shall cause the related Servicer (to the extent provided in the Servicing Agreement) to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         (b) Subject to this Article IV, on or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Master Servicer or Servicers (other than First Union) which were due on or before the related Due Date, net of the amount thereof comprising the Master
         Servicing Fee or Servicing Fees;

                  (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or related Servicers (other than First Union) with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee or Servicing Fees;

                  (iii) Partial prepayments of principal received by the Master Servicer or related Servicers (other than First Union) for such Mortgage Loans in the related Prepayment Period; and

                  (iv) Any amount to be used as a Certificate Account Advance.

In addition, on or before each Advancing Date, the Master Servicer shall deposit in the Certificate Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loan serviced by First Union pursuant to Section 6.06.

         (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c); to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.02(b) certain amounts otherwise due to the Master Servicer and the Servicers may be retained by them and need not be deposited in the Certificate Account.

         (d) The Master Servicer shall promptly deliver to the Trustee, upon request, a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

         Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. The Trustee will deposit in the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b);

                  (ii) Any Monthly Advance and any Compensating Interest
         Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans purchased by BSMCC pursuant to Sections 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.05 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

                  (v) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement; and

                  (vi) Any amounts received from First Union.

         (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii),
(iii), (iv), (vi), (vii), (ix) and (xi) need not be credited by the Master Servicer or the related Servicer to the Certificate Account and may be retained by the Master Servicer or the related Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

         (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby, (ii) invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments described in clause (viii) of the definition of Permitted Investments to be held by the Trustee as the Master Servicer may select, or
(iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Trustee, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee uninvested in such Certificate Account. All Permitted Investments shall be payable on demand or mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the

Business Day preceding such Distribution Date (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates). The Master Servicer shall be entitled to all investment earnings on amounts in the Certificate Account other than on funds held therein with respect to the First Union Loans, which investment earnings shall be remitted by the Trustee to First Union. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):

                  (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03(a) to the Master Servicer; and

         (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                  (iv) to pay the Master Servicer or any Servicer (payment to any Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or any Servicer (payment to any Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain, from the Repurchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation;

                  (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections 3.11 and 3.12, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (viii) to pay the Master Servicer as set forth in Section
         3.16;

                  (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 7.04(c) and (d) and 11.03;

                  (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xi) to clear and terminate the Certificate Account pursuant to Section 10.01;

                  (xii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement; and

                  (xiii) to remove amounts deposited in error.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

         (b) On each Distribution Date, the Trustee shall pay the amount distributable to the Holders of the Certificates payable in accordance with
Section 6.01 from the funds in the Certificate Account:

         (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account, any portion to which such Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Servicers.

                                    ARTICLE V

                                  Certificates

         Section 5.01. CERTIFICATES. (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of February 26, 1999 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. None of the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Certificates, which will be uncertificated and non-transferable, are hereby designated as the "regular interests" in REMIC I and have a total principal balance equal to the sum of the principal balances of the Corresponding Classes of Certificates and accrue interest at a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the Corresponding Classes of Certificates and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I. Except as discussed below, principal and interest shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC I Regular Certificates in the same order and priority as payments are to be made on, and shortfalls, losses and prepayments are allocable to, the Corresponding Classes of Certificates.

(ii) REMIC II will be evidenced by (x) the REMIC II Regular Certificates, which will be uncertificated and non-transferable are hereby designated as the "regular interests" in REMIC II and have a total principal balance equal to the sum of the principal balances of the Corresponding Classes of Certificates and accrue interest at a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the Corresponding Classes of Certificates and (y) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II. Except as discussed below, principal and interest shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Certificates in the same order and priority as payments are to be made on, and shortfalls, losses and prepayments are allocable to, the Corresponding Classes of Certificates.

         (d) The Classes of the Certificates (other than the Class R-1 and Class R-2 Certificates) shall have the following designations, initial principal amounts and Pass-Through Rates:


       Designation        Initial Principal Amount            Pass-through Rate
       -----------        ------------------------            -----------------

             I-A          $        185,112,900.00                      (1)

           I-B-1          $        1,908,000.00                        (1)

           I-B-2          $        954,000.00                          (1)

           I-B-3          $        954,000.00                          (1)

           I-B-4          $        954,000.00                          (1)

           I-B-5          $        477,000.00                          (1)

           I-B-6          $        478,659.00                          (1)

            II-A          $        96,507,800.00                       (2)

          II-B-1          $        1,777,700.00                        (2)

          II-B-2          $        1,117,500.00                        (2)

          II-B-3          $        711,100.00                          (2)

          II-B-4          $        558,700.00                          (2)

          II-B-5          $        406,400.00                          (2)

          II-B-6          $        507,964.85                          (2)

             R-1          $        50.00                               (1)

             R-2          $        100.00                              (2)

             R-3          $        50.00                                  (1)

-------------
(1) The Group I Certificates will bear interest at a variable rate equal to the weighted average of (i) the Net Rates of the Group I Mortgage Loans, on the basis of the related Principal Balances thereof (ii) the Net Rates of the Group II Mortgage Loans, on the basis of the Deficiency Amount.

(2) The Group II Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans.

         (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

         (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the

Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Private Certificates will be issued in certificated fully-registered form in minimum denominations of $50,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Residual Certificates shall be issued in certificated fully-registered form in denominations of $50 each with respect to the Class R-1 and Class R-3 and $100 with respect to the Class R-2. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository's instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

         (i) The Closing Date is hereby designated as the "startup" day of each Series REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j) For federal income tax purposes, each Series REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k) The Trustee on behalf of the Trust shall cause each Series REMIC to elect to be treated as a real estate mortgage investment conduit under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.


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



         (l) The Assumed Final Distribution Date for distributions on the Certificates is June 25, 2029; the latest possible maturity date of the REMIC I Regular Certificates is June 25, 2029; the latest possible maturity date of the REMIC II Regular Certificates is June 25, 2029. The Assumed Final Distribution Date in the case of the Class I-A Certificates is the Distribution Date on which the Current Principal Amount of Class I-A Certificates is reduced to zero, assuming a constant percentage of 0% CPR and the assumptions set forth under "Yield and Prepayment Considerations-Decrement Tables" in the Prospectus Supplement. The Assumed Final Distribution Date in the case of all Classes of Group I Certificates other than the Class I-A Certificates is the Distribution Date in the month following the latest scheduled maturity of all the Group I Mortgage Loans. The Assumed Final Distribution Date in the case of the Class II-A Certificates is the Distribution Date on which the Current Principal Amount of Class II-A Certificates is reduced to zero, assuming a constant percentage of 0% CPR and the assumptions set forth under "Yield and Prepayment Considerations-Decrement Tables" in the Prospectus Supplement. The Assumed Final Distribution Date in the case of all Classes of Group II Certificates other than the Class II-A Certificates is the Distribution Date in the month following the latest scheduled maturity of all the Group II Mortgage Loans.

         Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

         (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

                  (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

         (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

         (m) The following legend shall be placed on each Class of Subordinate Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS

         ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT
         GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

         Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer or the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. None of the Master Servicer, the Depositor, the Trustee nor any agent of the Master Servicer, the Depositor or the Trustee shall be affected by notice to the contrary No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES.(a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

         (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any Series REMIC to fail to qualify as a REMIC.

         (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United
States Person.

         (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust, other than those matters regarding transfer restrictions contained in this
Section 5.05.

         Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

         (b) Each Class of Private Certificates shall bear a Securities Legend.

         Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Class of Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee and the Master Servicer with an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, which opinion will not be at the expense of the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (ii) a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate which is a Subordinate Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (c) Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee from and against any and all liabilities, claims, costs or expenses incurred by the Trustee as a result of such attempted or purported transfer.

         Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Master Servicer's possession as the Depositor may reasonably request.

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



                                   ARTICLE VI

                         Payments to Certificateholders

         Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Group I Certificates will be distributed monthly on each Distribution Date, commencing in March 1999, in an aggregate amount equal to the Group I Available Funds for such Distribution Date.

                  (i) GROUP I SENIOR CERTIFICATES. (A) On each Distribution Date, the Group I Available Funds will be distributed in the following order of priority among the Group I Senior
                  Certificates:

                           FIRST, PRO RATA, the Accrued Certificate Interest on each Class of Group I Senior Certificates for such Distribution Date;

                           SECOND, any Accrued Certificate Interest on each Class of Group I Senior Certificates remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds;

                           THIRD, to the Group I Senior Certificates in reduction of the Current Principal Amounts thereof:

                                    the Group I Senior Optimal Principal Amount, in the following order of priority:

                                            first, to the Class R-1 and Class
                                            R-3 Certificates, on a PRO RATA
                                            basis, until the Current Principal
                                            Amounts thereof have been reduced to
                                            zero; and

                                            second, to the Class I-A
                                            Certificates, until the Current
                                            Principal Amount thereof has been
                                            reduced to zero;

                                    provided, however, that each Distribution
                                    Date after the Cross-Over Date,
                                    distributions of principal on the
                                    outstanding Group I Senior Certificates will be made PRO RATA among all Group I Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in this priority THIRD, based upon the then Current Principal Amounts of such Group I Senior Certificates.

                           (ii) GROUP I SUBORDINATE CERTIFICATES. On each Distribution Date, the Group I Available Funds remaining after the distributions described above under Section 6.01(a)(i) will be distributed among the Group I Subordinate Certificates sequentially, in the following order, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the

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



                           Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

         (b) Interest and principal on the Group II Certificates will be distributed monthly on each Distribution Date, commencing in March 1999, in an aggregate amount equal to the Group II Available Funds for such Distribution Date.

                  (i) GROUP II SENIOR CERTIFICATES. (A) On each Distribution Date, the Group II Available Funds will be distributed in the following order of priority among the Group II Senior
                  Certificates:

                           FIRST, PRO RATA, the Accrued Certificate Interest on each Class of Group II Senior Certificates for such Distribution Date;

                           SECOND, any Accrued Certificate Interest on each Class of Group II Senior Certificates remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds;

                           THIRD, to the Group II Senior Certificates in reduction of the Current Principal Amounts thereof:

                                    the Group II Senior Optimal Principal
                                    Amount, in the following order of priority:

                                            first, to the Class R-2
                                            Certificates, until the Current
                                            Principal Amount thereof has been
                                            reduced to zero; and

                                            second, to the Class II-A
                                            Certificates, until the Current
                                            Principal Amount thereof has been
                                            reduced to zero;

                                    provided, however, that each Distribution
                                    Date after the Cross-Over Date,
                                    distributions of principal on the
                                    outstanding Group II Senior Certificates will be made PRO RATA among all Group II Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in this priority THIRD, based upon the then Current Principal Amounts of such Group II Senior Certificates.

                           (ii) GROUP II SUBORDINATE CERTIFICATES. On each Distribution Date, the Group II Available Funds remaining after the distributions described above under Section 6.01(b)(i) will be distributed among the Group II Subordinate Certificates sequentially, in the following order, to the Class II-B-1, Class II- B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the

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                           Accrued Certificate Interest thereon for such
                           Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution
                           Date.

         (c) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

         (d) On each Distribution Date, any Group I Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-I Certificates. On each Distribution Date, any Group II Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-II Certificates.

         (e) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

         (f) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

         (g) The expenses and fees of the Trust shall be paid by the REMIC, to the extent that such expenses relate to the assets of the REMIC.

         Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group I Mortgage Loan shall be allocated as follows:

                                    first, to the Class I-B-6 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    second, to the Class I-B-5 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

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                                    third, to the Class I-B-4 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    fourth, to the Class I-B-3 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    fifth, to the Class I-B-2 Certificates until
         the Current Principal Amount thereof has been reduced to zero;

                                    sixth, to the Class I-B-1 Certificates until
         the Current Principal Amount thereof has been reduced to zero; and

                                    seventh, to the Classes of Group I Senior
         Certificates, PRO RATA, in accordance with their Current Principal Amounts;

provided, that if a Realized Loss otherwise allocable to the Group I Senior Certificates pursuant to clause SEVENTH is a Special Hazard Loss, such Realized Loss shall be allocated to the Group I Senior Certificates and the Group II Certificates then outstanding on a PRO RATA basis.

                  (c) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group II Mortgage Loan shall be allocated as follows:

                                    first, to the Class II-B-6 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    second, to the Class II-B-5 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    third, to the Class II-B-4 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    fourth, to the Class II-B-3 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    fifth, to the Class II-B-2 Certificates
         until the Current Principal Amount thereof has been reduced to zero;

                                    sixth, to the Class II-B-1 Certificates
         until the Current Principal Amount thereof has been reduced to zero;
         and

                                    seventh, to the Classes of Group II Senior
         Certificates, PRO RATA, in accordance with their Current Principal Amounts.

         (d) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in

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



the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

         (e) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

         (f) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         (g) On each Distribution Date, the Master Servicer shall determine the Group I and Group II Subordinate Certificate Writedown Amount. Any such Group I Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Group I Current Principal Amount of (i) if prior to the Group I Cross-Over Date, the Current Principal Amounts of the Group I Subordinate Certificates, in the reverse order of their numerical Class designations and
(ii) from and after the Group I Cross-Over Date, the Group I Senior Certificates, PRO RATA based on their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date. Any such Group II Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Group II Current Principal Amount of (i) if prior to the Group II Cross-Over Date, the Current Principal Amounts of the Group II Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Group II Cross-Over Date, the Group II Senior Certificates, PRO RATA based on their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (h) The interest portion of any Realized Losses with respect to the Group I Mortgage Loans occurring on or prior to the Group I Cross-Over Date will not be allocated among any Group I Certificates, but will reduce the amount of Group I Available Funds on the related Distribution Date. As a result of the subordination of the Group I Subordinate Certificates, in right of distribution, such Realized Losses will be borne first by the Group I Subordinate Certificates in inverse order of their numerical Class designations. The interest portion of any Realized Losses with respect to the Group II Mortgage Loans occurring on or prior to the Group II Cross-Over Date will not be allocated among any Group II Certificates, but will reduce the amount of Group II Available Funds on the related Distribution Date. As a result of the subordination of the Group II Subordinate Certificates, in right of distribution, such Realized Losses will be borne first by the Group II Subordinate Certificates in inverse order of their numerical Class designations.

         Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided

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



Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Depositor and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000 or in the case of the Residual Certificates, an initial Current Principal Amount of $50 for each of the Class R-1 and Class R-3 Certificates, an initial Current Principal Amount of $100 for the Class R-2 Certificates and expressed with respect to clauses (viii) through (xv) with respect to Loan Group I and Loan Group II separately:

                  (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

                  (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

                  (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

                  (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

                  (v) the amount of the distribution allocable to interest on each Class of Certificates;


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



                  (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

                  (vii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

                  (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the related Servicers included in such distribution;

                  (ix) the amount of any Realized Losses during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                  (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

                  (xi) the number of Mortgage Loans (excluding REO Property) remaining in the Trust Fund as of the end of the related Due Period;

                  (xii) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

                  (xiii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                  (xiv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                  (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

                  (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

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




                  (xvii) the then applicable Group I and Group II Senior Percentage, Group I and Group II Senior Prepayment Percentage, Group I and Group II Subordinate Percentage and Group I and Group II Subordinate Prepayment Percentage.

         The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Section 6.05 upon which the Trustee may conclusively rely and which the Trustee shall not be required to confirm or verify. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any payments or statements it is required to make.

         The Master Servicer may make available each month, to any interest party, the monthly statement to Certificateholders via the Master Servicer's website, electronic bulletin board and its fax-on-demand service. The Master Servicer's website will be located at "www.ctslink.com." The Master Servicer's electronic bulletin board may be accessed by calling (301) 815-6620 and its fax-on-demand service may be accessed by calling (301) 815-6610.

         (b) By April 30 of each year beginning in 2000, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

         The Master Servicer shall supply to the Trustee in a timely manner the information required for the reports described above.

         Section 6.05. RESERVED.

         Section 6.06. MONTHLY ADVANCES. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act (and for which no required advance has been made by the related Servicer or First Union subservicer) exceeds the amount deposited in the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee and Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer or First Union subservicer is required to do so. The Master Servicer's obligation to make the Monthly Advances with respect to unpaid Balloon Payments for which no required advance is made by the

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



related Servicer or First Union subservicer is limited to the amount of the related Scheduled Payment due immediately prior to such Balloon Payment. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date on which and to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         Section 6.07. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Certificate Account not later than each Funds Transfer Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall as calculated with respect to Mortgage Loans not serviced by First Union for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"), but only to the extent a Compensating Interest Payment was required to be made, and was not so made, by the related Servicer pursuant to the related Servicing Agreement. The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

         Section 6.08. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported by the related Servicer to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code and shall provide a copy of such report to the Trustee.

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



                                   ARTICLE VII

                               The Master Servicer

         Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. INDEMNIFICATION OF THE TRUSTEE. (a) The Master Servicer agrees to the extent described in Section 7.03(b) to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against (i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof.

         (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

         Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

                  (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

                  (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein. In particular, the Master Servicer shall not be liable for any servicing errors or interruptions resulting from any failure of any Servicer to maintain computer and other information systems that are year-2000 compliant.

         Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and

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



such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06. SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

         Section 7.07. SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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



                                  ARTICLE VIII

                                     Default

         Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

                  (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

                  (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

                  (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                  (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or


                  (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

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In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

         Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and
(ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel, including any liabilities associated with the Master Servicer's failure to modify its computer and any other systems in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement on and after January 1, 2000. As compensation therefor, but subject to Section 7.06, the

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Trustee shall be entitled to all funds relating to the Mortgage Loans which the
Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that the provisions of Section
7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

         Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.


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                                   ARTICLE IX

                             Concerning the Trustee

         Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs, but only with respect to the defaulting Master Servicer.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections 6.01 and 10.01 herein. In addition, the Trustee shall immediately notify the Master Servicer if, on any Funds Transfer Date, First Union fails to remit to the Trustee the funds required to be remitted by First Union under its Servicing Agreement.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the

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



         Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement or any Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee. The Trustee shall not be liable for interest or other compensation on uninvested funds held under this Agreement.

         (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall have no obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor or Master Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the

         Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

                  (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

                  (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by BSMCC pursuant to this Agreement or the Mortgage Loan Purchase Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.04 hereof; provided, however, that the foregoing shall not relieve the Trustee or Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 9.05. TRUSTEE'S FEES AND EXPENSES. (a) The Trustee will be compensated for its services hereunder by the Master Servicer as mutually agreed to between the Master Servicer and the Trustee. The Trust Fund will be liable for the Trustee's expenses, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Depositor (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Master Servicer hereunder, and to the extent that the funds in the Certificate Account are not sufficient to pay the Trustee's Fees. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         (b) To the extent not otherwise indemnified against by the Master Servicer or the Depositor hereunder, the Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers'

Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

         Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Master Servicer, the Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section
9.09.

         Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer, the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. BSMCC shall pay the cost of any mailing by the successor Trustee.

         Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

         (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or

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



performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         (h) The Trustee hereby appoints Bank One, N.A. as co-trustee hereunder for the sole and limited purpose of accepting the assignment of any Mortgage Loan insured by FHA.

         Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format or other means acceptable to the Trustee) as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

         Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS. (a) For federal income tax purposes, the taxable year of each of the Series REMICs shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of the Series REMICs on the accrual method of accounting.


                                      -92-


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         (b) The Master Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns or elections required to be made by the Trustee hereunder with respect to each of the Series REMICs and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Master Servicer shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of the Series REMICs (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each of the Series REMICs as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for REMIC I and the Holder of the Class R-II Certificate is hereby designated as "Tax Matters Person" for REMIC
II. The Master Servicer is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of the Series REMICs during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Master Servicer from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

         (c) The Master Servicer shall provide upon request and upon reasonable compensation such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Master Servicer shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to each of the Series REMICs or the Trust Fund.

         Section 9.14. APPOINTMENT OF CUSTODIANS. The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Servicers to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering

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



into a Custodial Agreement. The appointment of Norwest Bank Minnesota, National Association as Custodian under the Custodial Agreement dated the Closing Date is hereby authorized. Subject to Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.02. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 9.14.



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                                    ARTICLE X

                                   Termination

         Section 10.01. TERMINATION UPON REPURCHASE BY THE DEPOSITOR OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate with respect to the Group I Mortgage Loans:

                  (i) upon the repurchase by or at the direction of the Depositor or its designee or the Master Servicer of all Group I Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Group I Mortgage Loan (other than a Group I Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Group I Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor; or

                  (ii) upon the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Group I Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any such Group I Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

         (b) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate with respect to the Group II Mortgage Loans:

                  (i) upon the repurchase by or at the direction of the Depositor or its designee or the Master Servicer of all Group II Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Group II Mortgage Loan (other than a Group II Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Group II Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor; or

                  (ii) upon the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Group II Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any such Group II Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

         (c) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

         (d) The right of the Depositor or its designee or the Master Servicer to repurchase all Group I Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Group I Loans at the time of any such repurchase is less than 5% (or 2 1/2% with respect to the Master Servicer's rights) of the portion of the Group I Cut-off Date Balance, or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC I has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The right of the Depositor or its designee or the Master Servicer to repurchase all Group II Loans pursuant to Subsection 10.01(b)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Group II Loans at the time of any such repurchase is less than 1% of the portion of the Group II Cut-off Date Balance, or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Depositor may elect to terminate the related REMIC at any time, and upon such election, the Depositor or its designee shall repurchase all the Group I or Group II Mortgage Loans, as applicable. The foregoing right of the Master Servicer to repurchase any of the Mortgage Loans are subordinate to such rights of the Depositor or its designee and may only be exercised after receipt of written notice from the Depositor waiving its right to repurchase the Mortgage Loans.

         (e) The Trustee shall give notice of any termination to the applicable Group I or Group II Certificateholders, as applicable, with a copy to the Rating Agencies, upon which such Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of such Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified.

         (f) If the option of the Depositor or Master Servicer to repurchase or cause the repurchase of all Group I Mortgage Loans or Group II Mortgage Loans under Subsection 10.01(a)(i) or Subsection 10.01 (b)(i), respectively, above is exercised, the Depositor and/or its designee or Master Servicer shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the related Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the related REMIC. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the related Certificateholders (other than the holder of the Class or Classes of related Residual Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the related Certificateholders of each Class, and (iii) the remainder to the related Residual Certificateholder. If the Group I or Group II Available Funds are not sufficient to pay all of the related Certificates in full, any such deficiency will be allocated to the outstanding Class or Classes of Group I or Group II Subordinate Certificates, respectively, having the highest numerical designation or, if after the applicable Group I or Group II Cross-Over Date, respectively, to the Group I or Group II Senior Certificates, respectively, PRO RATA. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee or Custodian shall release promptly to the Depositor and/or its designee or Master Servicer, as the case may be, the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

         (g) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) and 10.01(b)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Protected Account, and shall cause any Servicers to, deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by any Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee or Custodian shall release promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

         (h) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall

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



give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Depositor to repurchase all the Group I or Group II Mortgage Loans under Subsection 10.01(a)(i) or 10.01(b)(i) above is exercised, REMIC I or REMIC II, respectively, shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on any Series REMIC or (ii) cause any Series REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Depositor, the Master Servicer, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of any Series REMIC provided to it by the Depositor meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder.

                  (ii) at or after the time of adoption of such a plan of complete liquidation of any of the Series REMICs and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Depositor; and

                  (iii) at the time of the making of the final payment on any such Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders, other than the Holder of the corresponding Residual Certificates, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the corresponding Residual Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the corresponding REMIC shall terminate at such time.

         (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the relevant REMIC upon the written request of the Depositor and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of such REMIC.

                                   ARTICLE XI


                            Miscellaneous Provisions

         Section 11.01. INTENT OF PARTIES. The parties intend that each of the Series REMICs shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Depositor, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Depositor, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any of the Series REMICs to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Master Servicer, a Servicer or the Trustee or any Affiliate thereof shall be entitled to vote their Undivided Fractional Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         (f) Notwithstanding any provision of this Agreement to the contrary, this Agreement may not be amended, modified or waived in any manner than would be adverse to any interest of the Master Servicer, without the Master Servicer's prior written consent.

         Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

         Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at, mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to or transmitted by facsimile to (i) in the case of the Depositor, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, telecopier number: (312) 407-1708, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer, 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: SAMI 1999-1), telecopier number: (410) 884-2360; or (iv) in the case of the Rating Agencies, Fitch IBCA, Inc., One State Street Plaza, 32nd Floor, New York, New York 10004 ), telecopier number:
(212) 480-4438, and Standard & Poor's, 26 Broadway, New York, New York, 10004,
Attention: Residential Mortgage Surveillance, telecopier number: (212) 412-0224. Any notice delivered to the Depositor, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement or any Servicing Agreement (as reported to it by the Master Servicer);

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer or the Trustee;

         4. The repurchase or substitution of Mortgage Loans;

         5. The final payment to Certificateholders; and

         6. Any change in the location of the Certificate Account.

         In addition, in accordance with Section 6.04 and Section 3.19, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

         1. Each report to Certificateholders described in Section 6.04; and

         2. Each annual independent public accountants' servicing report received as described in Section 3.19.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                            STRUCTURED ASSET MORTGAGE
                                            INVESTMENTS INC., as Depositor

                                            By: /s/ Sara Bonesteel
                                                -------------------------------
                                            Name:   Sara Bonesteel
                                            Title:  Managing Director


                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Trustee

                                            By: /s/ Rick Tarnas
                                                -------------------------------
                                            Name:   Rick Tarnas
                                            Title:  Vice President


                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as
                                            Master Servicer

                                            By: /s/ Randy Reider
                                                -------------------------------
                                            Name:   Randy Reider
                                            Title:  Assistant Vice President

Accepted and Agreed:

BEAR STEARNS MORTGAGE CAPITAL
   CORPORATION

By /s/ Baron Silverstein
   ---------------------
Name:  Baron Silverstein
Title: Managing Director

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On the 24th day of February, 1999 before me, a notary public in and for said State, personally appeared Sara Bonesteel, known to me to be a Managing Director of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Mark Zweifler
                                                    ----------------------------
                                                        Notary Public
[Notarial Seal]

STATE OF   )
           ) ss.:
COUNTY OF  )

         On the 26th day of February, 1999 before me, a notary public in and for said State, personally appeared Rick Tarnas, known to me to be a Vice President of The First National Bank of Chicago, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     /s/ K. Gkounas
                                                     --------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF     )
             ) ss.:
COUNTY OF    )

         On the 23rd day of February, 1999 before me, a notary public in and for said State, personally appeared Randy Reider, known to me to be an Assistant Vice President of Norwest Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/ Sharon Surgui
                                                   -----------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On the 24th day of February, 1999 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Managing Director of Bear Stearns Mortgage Capital Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                    /s/ Mark Zweifler
                                                    -------------------------
                                                        Notary Public
[Notarial Seal]

                                                                     EXHIBIT A-1

                      FORM OF CLASS [I-A][II-A] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                      A-1-1

Certificate No. __                                   _____ Pass-Through Rate

Class [I-A][II-A] Senior                             Percentage Interest:  ___

Date of Pooling and Servicing
Agreement and Cut-off Date:
February 1, 1999

First Distribution Date:                             Aggregate Initial Current Principal Amount of this
March 25, 1999                                       Certificate as of the Cut-off Date:  _________

Master Servicer:                                     Initial Current Principal Amount of this Certificate
Norwest Bank Minnesota,                              as of the Cut-off Date:  ___________
   National Association

Assumed Final                                        CUSIP __________
Distribution Date:
June 25, 2029


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1999-1

         evidencing a percentage interest in the distributions allocable to the Class [I-A][II-A] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable interest rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer, the Trustee referred to below or Bear Stearns Mortgage Capital Corporation or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer, the Trustee or Bear Stearns Mortgage Capital Corporation or any of their affiliates or any other person. None of the Company, the Master Servicer, Bear Stearns Mortgage Capital Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Cede & Co.][_______________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, first lien, adjustable rate mortgage loans secured by one- to four- family residences, individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to SAMI. Norwest Bank Minnesota, National Association ("Norwest") will act as


                                 A-1-2
master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), between SAMI, as depositor, Norwest Bank Minnesota, National Association, as master servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principle Amount hereof will be reduced to the extent of distributions allocable to principle hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in seventeen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.



                                 A-1-3

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66- 2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Percentage Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the


                                      A-1-4

Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. The Trust Fund also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: February 26, 1999         THE FIRST NATIONAL BANK OF CHICAGO,
                                     not in its individual capacity but solely as Trustee


                                     By:____________________________________
                                              Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [I-A][II-A] Certificates referred to in the within-mentioned Agreement.

                               THE FIRST NATIONAL BANK OF CHICAGO
                                        Authorized signatory of The First
                                        National Bank of Chicago, not in its
                                        individual capacity but solely as
                                        Trustee


                               By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______________________________

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________






Dated:                     ____________________________________________________
                                    Signature by or on behalf of assignor



                               -----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _______________________________ account number __________, or, if mailed by check, to _________________________________________. Applicable
statements should be mailed to ________________________________________________.

                  This information is provided by ______________________, the assignee named above, or ____________________________, as its agent.

                                                                     EXHIBIT A-2

                   FORM OF CLASS [I-B-__][II-B-_] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS


                                      A-2-1

PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.[

                  [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A [CLASS I-B-__][II-B-__][PRIVATE] CERTIFICATE.]


                                      A-2-2

Certificate No. ___                                  ______ Pass-Through Rate

Class [I-B-__][II-B-__]                              Percentage Interest:  ___

Date of Pooling and Servicing
Agreement and Cut-off Date:
February 1, 1999

First Distribution Date:                             Aggregate Initial Current Principal Amount of this
March 25, 1999                                       Certificate as of the Cut-off Date:  ________

Master Servicer:                                     Initial Current Principal Amount of this
Norwest Bank Minnesota,                              Certificate as of the Cut-off Date:  ________
   National Association

Assumed Final                                        CUSIP ____________
Distribution Date:
June 25, 2029


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1999-1

         evidencing a percentage interest in the distributions allocable to the Class [I-B-__] [II-B-__] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable interest rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer, the Trustee referred to below or Bear Stearns Mortgage Capital Corporation or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer, the Trustee or Bear Stearns Mortgage Capital Corporation or any of their affiliates or any other person. None of the Company, the Master Servicer, Bear Stearns Mortgage Capital Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Bear, Stearns Securities Corporation][____________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust fund (the "Trust Fund") generally consisting of conventional, first lien, adjustable rate mortgage loans secured by one- to four- family residences, individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to SAMI. Norwest Bank Minnesota, National Association


                                 A-2-3

("Norwest") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), between SAMI, as depositor, Norwest Bank Minnesota, National Association, as master servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest or principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principle Amount hereof will be reduced to the extent of distributions allocable to principle hereon and any Realized Losses allocable hereto.

                  [This Class [I-B-__][II-B-__] Certificate has not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws. The Holder hereof, by purchasing this Certificate, agrees that this Certificate may be reoffered, resold, pledged or otherwise transferred only in compliance with the Act and other applicable laws and only (1) pursuant to Rule 144A under the Act ("Rule 144A") to a person that the holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A (a "QIB"), purchasing for its own


                                      A-2-4
account or a QIB purchasing for the account of a QIB, whom the holder has informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A, (2) pursuant to an exemption from registration provided by Rule 144 under the Act (if available) or (3) in certificated form to an "institutional accredited investor" within the meaning thereof in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act purchasing not for distribution in violation of the Act, subject to (a) the receipt by the Trustee of a letter substantially in the form provided in the Agreement and (b) the receipt by the Trustee of an Opinion of Counsel as to compliance with all applicable securities laws of the United States.

                  This Class [I-B-__][II-B-__] Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (ii) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of a Holder of a [I-B-__][II-B-__][Private] Certificate.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in seventeen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66- 2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Percentage Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent


                                      A-2-5
is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. The Trust Fund also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: February 26, 1999          THE FIRST NATIONAL BANK OF CHICAGO,
                                      not in its individual capacity but solely as Trustee


                                  By:_________________________________________
                                           Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I-B-__][II-B-__] Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF CHICAGO
                                    Authorized signatory of The First National
                                    Bank of Chicago, not in its individual
                                    capacity but solely as Trustee


                           By:_________________________________________
                                             Authorized Signatory

                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________

________________________________________________________________________________
________________________________________________________________________________


________________________________________________________________________________



Dated:                     ____________________________________________________
                                    Signature by or on behalf of assignor



                                 -----------------------------------------
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _______________________________ account number __________, or, if mailed by check, to _________________________________________. Applicable
statements should be mailed to ________________________________________________.

                  This information is provided by ______________________, the assignee named above, or ____________________________, as its agent.

                                                                     EXHIBIT A-3

                        FORM OF CLASS R-[__] CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO

IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. __                                       ____ Pass-Through Rate

Class R-[__] Senior                                      Percentage Interest:  ___

Date of Pooling and Servicing                            Aggregate Initial Current Principal Amount of
Agreement and Cut-off Date:                              this Certificate as of the Cut-off Date:  ______
February 1, 1999

First Distribution Date:                                 Initial Current Principal Amount of this
March 25, 1999                                           Certificate as of the Cut-off Date: _______

Master Servicer:
Norwest Bank Minnesota,
National Association

Assumed Final Distribution Date:                         CUSIP _________
June 25, 2029




                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1999-1

         evidencing a percentage interest in the distributions allocable to the Class R-[__] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable interest rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Bear, Stearns Securities Corporation][___________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust fund (the "Trust Fund") generally consisting of conventional, first lien, adjustable rate mortgage loans secured by one- to four- family residences, individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to SAMI. Norwest Bank Minnesota, National Association

("Norwest") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), between SAMI, as depositor, Norwest Bank Minnesota, National Association, as master servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this

Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

                  This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (ii) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of a Holder of a Definitive Certificate.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in seventeen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66- 2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Percentage Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: February 26, 1999            THE FIRST NATIONAL BANK OF CHICAGO
                                    Not in its individual capacity but solely as Trustee


                                    By:_________________________________________
                                             Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R-[__] Certificates referred to in the within-mentioned Agreement.

                                        THE FIRST NATIONAL BANK OF CHICAGO
                                        Authorized signatory of Norwest Bank
                                        Minnesota, National Association, not in
                                        its individual capacity but solely as
                                        Trustee



                                        By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________

________________________________________________________________________________
________________________________________________________________________________




Dated:                          ________________________________________________
                                       Signature by or on behalf of assignor




                                      ------------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _______________________________ account number __________, or, if mailed by check, to _________________________________________. Applicable
statements should be mailed to _________________________________________________
______________________________________________________________.

                  This information is provided by ______________________, the assignee named above, or ____________________________, as its agent.

                                                                       EXHIBIT B


                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                  The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(1)      the loan number;

(2)      the Mortgagor's name;

(3) the street address (including city, state and zip code) of the Mortgaged Property;

(4)      the property type;

(5)      the Mortgage Rate;

(6)      the Master Servicing Rate;

(7)      the Net Rate;

(8)      the original term;

(9)      the maturity date;

(10)     the stated remaining term to maturity;

(11)     the original principal balance;

(12)     the first payment date;

(13)     the principal and interest payment in effect as of the Cut-off Date;

(14)     the unpaid principal balance as of the Cut-off Date;

(15)     the Loan-to-Value Ratio at origination;

(16)     paid-through date;

(17)     the insurer of any Primary Mortgage Insurance Policy;

(18)     the Mortgage Loan Group;

(19)     the Gross Margin, if applicable;

(20)     the Maximum Lifetime Mortgage Rate, if applicable;

(21)     the Minimum Lifetime Mortgage Rate, if applicable;

(22)     the Periodic Rate Cap, if applicable; and

(23)     the number of days delinquent, if any.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (xi) and (xiv) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (v), (vi) and (vii) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                       EXHIBIT C

                     REPRESENTATIONS AND WARRANTIES OF BSMCC
                          CONCERNING THE MORTGAGE LOANS

               [SEE SECTION 8 OF MORTGAGE LOAN PURCHASE AGREEMENT]

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS


To:      Norwest Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Minneapolis, MN  55414-0031

         Re: Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 1999, among Structured Asset Mortgage Investments Inc., as Depositor, Norwest Bank Minnesota, National Association, as Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee")

         In connection with the administration of the Mortgage Loans held by you as Custodian on behalf of the Trustee for the related Trust Fund pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------


Mortgagor Name, Address & Zip Code:
----------------------------------


Reason For Requesting Documents (Check One):
-------------------------------

_________         1.       Mortgage Paid in Full (and all amounts received or to
be received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the appropriate subaccount of the Certificate Account)

                  2.       Foreclosure

                  3.       Substitution

                  4.       Other Liquidation (Repurchases, etc.)

                  5.       Nonliquidation        Reason:______________________


Address to which Custodian should
Deliver the Mortgage File:                   ____________________________
                                             ____________________________
                                             ____________________________

                                                  By:___________________________
                                                       (authorized signer)
                                                  Issuer:_______________________
                                                  Address:______________________
                                                          ______________________
                                                  Date:_________________________


Custodian
---------

Norwest Bank Minnesota, National Association


Please acknowledge the execution of the above request by your signature and date below:


________________________________                 _______________________________
Signature                                        Date



Documents returned to Custodian:


________________________________                 _______________________________
Custodian                                        Date

                                                                       EXHIBIT E

                                               Affidavit pursuant to Section
                                               860E(e)(4) of the Internal
                                               Revenue Code of 1986, as amended,
                                               and for other purposes

STATE OF    )
            )ss:
COUNTY OF   )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _________ ] [the United States], on behalf of which he/she makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments Inc. Mortgage Pass-Through Certificates, Series 1999-1, Class R-1, Class R-2 and Class R-3 Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity taxable as such created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust," as defined in Section [7701 (a)(3 1 )] of the Code.

         4. That the Investor's taxpayer identification number is .

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of __________,19_.

                              [NAME OF INVESTOR]


                              By:_______________________________________________
                             [Name of Officer]
                             [Title of Officer]
                             [Address of Investor for receipt of distributions]

                             Address of Investor for receipt of tax information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _____________, 19__.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of _____________, 19__.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]

The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York 10167

         Re: SAMI Series 1999-1 Mortgage Pass-Through Certificates (the "Certificates"), including the [Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B- 5 AND CLASS II-B-6] Certificates (The "Privately Offered Certificates")
               -----------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state


                                      F-1-1
                           securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if The First National Bank of Chicago (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction


                                      F-1-2

                           Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer or the Trustee.

                  (ix) We understand that each of the Class [I-B-4, I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6] Certificates bears, and will continue to bear, a legend to substantiate the following effect:
                           "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER


                                      F-1-3

                           AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
                           ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE
                           96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE Depositor, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

         "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of February 1, 1999 among Structured Asset Mortgage Investments Inc. and The First National Bank of Chicago, as Trustee (the "Pooling and Servicing Agreement").

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):_____________________


                                      F-1-4

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of _______,
19_.

                                          Very truly yours,

                                          [PURCHASER]

                                          By:__________________________________
                                                   (Authorized Officer)

                                          [By:_________________________________
                                                   Attorney-in-fact]


                                      F-1-5

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                           [NAME OF NOMINEE]


                                           By:_________________________________
                                                   (Authorized Officer)


                                           [By:________________________________
                                                   Attorney-in-fact]


                                      F-1-6

                                                                     EXHIBIT F-2


                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                                          [Date]

The First National Bank of Chicago
One North State Street
Chicago, Illinois 60602

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York 10167

           Re:  SAMI Series 1999-1 Mortgage Pass-Through Certificates,
                Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates (the "Privately Offered Certificates")
                --------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

         Date:______________________, 19__ (must be on or after the close of its most recent fiscal year)

         Amount:  $_________________________; and

2.       The dollar amount set forth above is:

         a. greater than $100 million and the undersigned is one of the following entities:



                                      F-2-1

                  (24)     o        an insurance company as defined in Section
                                    2(13) of the Act1; or

                  (25)     o        an investment company registered under the
                                    Investment Company Act or any business
                                    development company as defined in Section
                                    2(a)(48) of the Investment Company Act of
                                    1940; or

                  (26)     o        a Small Business Investment Company licensed
                                    by the U.S. Small Business Administration under Section 301(c) or (d) of the Small
                                    Business Investment Act of 1958; or

                  (27)     o        a plan (i) established and maintained by a
                                    state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and
                                    (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                  (28)     o        a business development company as defined in
                                    Section 202(a)(22) of the Investment
                                    Advisers Act of 1940; or

                  (29)     o        a corporation (other than a U.S. bank,
                                    savings and loan association or equivalent foreign institution), partnership,
                                    Massachusetts or similar business trust, or an organization described in Section
                                    501(c)(3) of the Internal Revenue Code; or

                  (30)     o        a U.S. bank, savings and loan association or
                                    equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                  (31)     o        an investment adviser registered under the
                                    Investment Advisers Act; or

         b.       o        greater than $10 million, and the undersigned is a
                           broker-dealer registered with the SEC; or

         c.       o        less than $ 10 million, and the undersigned is a
                           broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

         d.       o        less than $100 million, and the undersigned is an
                           investment company registered under the Investment
                           Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

----------------

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of l 940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                                      F-2-2

         e.       o        less than $100 million, and the undersigned is an
                           entity, all the equity owners of which are qualified institutional buyers.

         The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

         The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of February 1, 1999 among Structured Asset Mortgage Investments Inc. and The First National Bank of Chicago, as Trustee, pursuant to Certificates were issued.

         The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer or the Trustee.

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.




                                      F-2-3

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 19__.
                                                Very truly yours,

                                                [PURCHASER]



                                                By:_____________________________
                                                      (Authorized Officer)


                                                [By:___________________________
                                                        Attorney-in-fact]


                                      F-2-4

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                           [NAME OF NOMINEE]

                                           By:____________________________
                                                 (Authorized Officer)


                                           [By:___________________________
                                                 Attorney-in-fact]


                                      F-2-5

                                                                       EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of February 26, 1999, by and among THE FIRST NATIONAL BANK OF CHICAGO, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS INC., as company (together with any successor in interest, the "Company"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H  T H A T :
                          - - - - - - - - - -  - - - -

                  WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 1999, relating to the issuance of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 1999-1 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF MORTGAGE FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. RECORDATION OF ASSIGNMENTS. If any Mortgage File includes one or more assignments of Mortgage to the Trustee that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3.  REVIEW OF MORTGAGE FILES.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan
Schedule").

                  (b) Within 45 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. Upon receipt of written notification from the Master Servicer or any Servicer, signed by a Servicing Officer, that the Master Servicer or any Servicer, as the case may be, has made a deposit into the Protected Account or Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the related Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

                  Section 2.5. CUSTODIAN TO COOPERATE; RELEASE OF MORTGAGE FILES. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Custodian that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Master Servicer or related Servicer shall deliver to the Custodian a certificate in the form of Exhibit D to the Pooling Agreement of a Servicing Officer requesting that possession of all of the Mortgage File be released to the Master Servicer or related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer or related Servicer. The Master Servicer or related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer or related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Protected Account or Certificate Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer or related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian and the Master Servicer that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.  [Reserved]

                  Section 3.3. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified for by the Company pursuant to the Pooling Agreement.

                  Section 3.5. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       THE FIRST NATIONAL BANK OF
                                               CHICAGO
                                               as Trustee
One North State Street, 9th Floor
Chicago, Illinois  60602

Attention: Structured Asset Mortgage Investments Inc.
           Series 1999-1
                                               By:______________________________
                                               Name:
                                               Title:


Address:                                       STRUCTURED ASSET MORTGAGE
                                               INVESTMENTS INC.
245 Park Avenue
New York, New York  10167

                                               By:______________________________
                                               Name:
                                               Title:


Address:                                       NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION, as
                                               Master Servicer
11000 Broken Land Parkway
Columbia, Maryland  21044
                                               By:______________________________
                                               Name:
                                               Title:


Address:                                       NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION, as
                                               Custodian
1015 10th Avenue S.E., MS 0031
Minneapolis, Minnesota  55414

                                               By:______________________________
                                               Name:
                                               Title:

STATE OF ILLINOIS  )
                   ) ss:
COUNTY OF COOK     )


                  On the ____ day of February, 1999, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             ----------------------------------
                                                       Notary Public


[SEAL]

STATE OF       )
               ) ss:
COUNTY OF      )


                  On the ____ day of February, 1999, before me, a notary public in and for said State, personally appeared __________________ known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                             ----------------------------------
                                                       Notary Public


[SEAL]

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


                  On the 26th day of February, 1999, before me, a notary public in and for said State, personally appeared _____________, known to me to be a ___________of Structured Asset Mortgage Investments Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             ----------------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF      )
              ) ss:
COUNTY OF     )


                  On the 26th day of February, 1999, before me, a notary public in and for said State, personally appeared ______________, known to me to be a __________of Norwest Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             ----------------------------------
                                                       Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                             February 26, 1999


The First National Bank of Chicago
One North State Street, 9th Floor
Chicago, Illinois  60602

Attention:  Structured Asset Mortgage Investments Inc., Series 1999-1

       Re: Custodial Agreement, dated as of February 26, 1999, by and among The
           First National Bank of Chicago, Structured Asset Mortgage Investments Inc. and Norwest Bank Minnesota, National Association relating to Mortgage Pass-through Certificates, Series 1999-1
           ---------------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                             NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION



                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                             ________________, 1999


The First National Bank of Chicago
One North State Street, 9th Floor
Chicago, Illinois  60602

Attention:  Structured Asset Mortgage Investments Inc., Series 1999-1

       Re: Custodial Agreement, dated as of February 26, 1999, by and among The
           First National Bank of Chicago, Structured Asset Mortgage Investments Inc. and Norwest Bank Minnesota, National Association relating to Mortgage Pass-through Certificates, Series 1999-1
           ---------------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                             NORWEST BANK MINNESOTA,
                                             NATIONAL  ASSOCIATION



                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                               _______________, 1999



The First National Bank of Chicago
One North State Street, 9th Floor
Chicago, Illinois  60602

Attention:  Structured Asset Mortgage Investments Inc., Series 1999-1

       Re: Custodial Agreement, dated as of February 26, 1999, by and among The
           First National Bank of Chicago, Structured Asset Mortgage Investments Inc. and Norwest Bank Minnesota, National Association relating to Mortgage Pass-through Certificates, Series 1999-1
           ---------------------------------------------------------------------


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

                   (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                 (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                   (v) The original of each modification, assumption, extension or guaranty agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption, extension or guaranty agreement certified by the public recording office in which such document has been recorded.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                             NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                                                       EXHIBIT H

                                   [RESERVED]

                                                                       EXHIBIT I

                                 GEMICO Policies

                             (Provided upon request)

                                                                       EXHIBIT J
                                 GEMICO Letters

                             (Provided upon request)

                                                                       EXHIBIT K

            List of Mortgage Loans for which Mortgage Notes are Lost

                             (Provided upon request)

                                                                       EXHIBIT L

                                   [Reserved]

                                                                       EXHIBIT M

           Additional Pledged Collateral Security Custodial Agreements

                             (Provided upon request)

                                                                     EXHIBIT N-1

                         Boston Safe Servicing Agreement

                             (Provided upon request)

                                                                     EXHIBIT N-2

                          Alliance Servicing Agreement


================================================================================









                    BEAR STEARNS MORTGAGE CAPITAL CORPORATION
                                      Owner







                            ALLIANCE MORTGAGE COMPANY
                                    Servicer








                               SERVICING AGREEMENT

                          Dated as of February 1, 1999









================================================================================



                                      N-2-1

EXHIBITS


Exhibit A         Mortgage Loan Schedule

Exhibit B         Custodial Account Letter Agreement

Exhibit C         Escrow Account Letter Agreement





                                      N-2-2

         THIS IS A SERVICING AGREEMENT, dated as of February 1, 1999, and is executed between Bear Stearns Mortgage Capital Corporation (the "Owner") and Alliance Mortgage Company (the "Servicer").


                              W I T N E S S E T H :


         WHEREAS, the Owner is the owner of the Mortgage Loans;

         WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Owner and the Servicer agree as follows:

                                   ARTICLE XII

                                   DEFINITIONS

                  Section 12.01  DEFINED TERMS.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

                  ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type and in the same geographic location as the Mortgage Loans, but in no event less than as required by the Fannie Mae Guide.

                  ADJUSTMENT DATE: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

                  AGREEMENT: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  ARM LOANS: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

                  BIF:  The Bank Insurance Fund, or any successor thereto.


                                      N-2-3

                  BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday in the States of Washington or New York, or (iii) a day on which banks in the States of New York, Florida or Washington are authorized or obligated by law or executive order to be closed.

                  CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  CONDEMNATION PROCEEDS: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents or applicable law.

                  CUSTODIAL ACCOUNT: The separate trust demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Alliance Mortgage Company Custodial Account in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository.

                  CUT-OFF DATE:  February 1, 1998.

                  DETERMINATION DATE: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

                  DUE DATE: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

                  DUE PERIOD: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

                  EFFECTIVE DATE:  February 26, 1999.

                  ESCROW ACCOUNT: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Alliance Mortgage Company Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository.

                  ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance (including flood, as applicable) premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, any other document or applicable law.

                  ERRORS AND OMISSIONS INSURANCE: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.


                                      N-2-4

                  EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 9.01.

                  FANNIE MAE: Fannie Mae, or any successor thereto.

                  FANNIE MAE GUIDE: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  FREDDIE MAC: Freddie Mac, or any successor thereto.

                  FREDDIE MAC GUIDE: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

                  GAAP: Generally accepted accounting procedures, consistently applied.

                  HUD: The United States Department of Housing and Urban Development or any successor.

                  INDEX: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

                  INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  LIFETIME RATE CAP: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

                  LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to
Section 4.13.

                  MARGIN: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.


                                      N-2-5

                  MONTHLY ADVANCE: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

                  MONTHLY PAYMENT: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

                  MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  MORTGAGE FILE: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  MORTGAGE LOAN: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  MORTGAGE LOAN DOCUMENTS: The original mortgage loan legal documents for each Mortgage Loan.

                  MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                  MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as EXHIBIT A, such schedule being acceptable to the Owner and the Servicer.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  MORTGAGED PROPERTY: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.


                                      N-2-6

                  MORTGAGOR: The obligor(s) on a Mortgage Note. The Mortgagor is a natural person who is a party to the Mortgage Note and Mortgage in an individual capacity.

                  OCC: The Office of the Comptroller of the Currency, its successors and assigns.

                  OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer and the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

                  OTS: The Office of Thrift Supervision, its successors and assigns.

                  OWNER: Bear Stearns Mortgage Capital Corporation, its successors in interest and assigns.

                  PASS-THROUGH TRANSFER: The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

                  PERIODIC RATE CAP: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

                  PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of Freddie Mac or Fannie Mae shall be Permitted Investments only if, at the time of investment, they are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw- Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch


                                      N-2-7

                  IBCA Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
                  (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw- Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations


                                      N-2-8
underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PREPAYMENT INTEREST SHORTFALL: The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate.

                  PRIMARY MORTGAGE INSURANCE POLICY: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

                  PRIME RATE: The prime rate of U.S. money center banks as published from time to time in THE WALL STREET JOURNAL.

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment fee or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  QUALIFIED APPRAISER: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  QUALIFIED DEPOSITORY: (a) the corporate trust department of a national bank, or (b) a depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.

                  QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the state in which the Mortgaged Property is are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims-paying ability is rated in the two highest rating categories by one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. or Fitch IBCA Inc. with respect to primary


                                      N-2-9
mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by Best's with respect to hazard and flood insurance.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC PROVISIONS: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMITTANCE DATE: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day, subject to the provisions of the ninth paragraph of Section 4.01 if Fannie Mae or Freddie Mac becomes an Owner. The first
Remittance Date shall occur on March 18, 1999.

                  REO DISPOSITION: The final sale by the Servicer of any REO Property.

                  REO DISPOSITION PROCEEDS: Amounts received by the Servicer in connection with a related REO Disposition.

                  REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  SERVICER: Alliance Mortgage Company, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred prior to, on and subsequent to the Effective Date in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans (excluding work performed by any in-house counsel staff of the Servicer or any affiliate thereof), including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property superior to the related Mortgage Loan, and Primary Mortgage Insurance Policy premiums and fire and hazard (including flood, as applicable) insurance coverage and (e) compliance with the obligations under Section 4.08.


                                     N-2-10

                  SERVICING FEE: With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (not including recoveries of interest from Liquidation Proceeds or otherwise) of such Monthly Payment actually collected by the Servicer, or as otherwise provided under Section 4.05.

                  SERVICING FEE RATE: The Servicing Fee Rate shall be a rate per annum equal to 0.25% per annum for Mortgage Loans which have a fixed Mortgage Interest Rate and 0.375% per annum for ARM Loans.

                  SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which have not been delivered to the Owner or Custodian and copies of the Mortgage Loan Documents.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                  STATED PRINCIPAL BALANCE: As to each Mortgage Loan as of any date of determination, (a) the principal balance of such Mortgage Loan after giving effect to payments of principal due, whether or not received, minus (b) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

                  WHOLE LOAN TRANSFER: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                  ARTICLE XIII

                          SERVICING OF MORTGAGE LOANS;
                 RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                               BOOKS AND RECORDS;
                       DELIVERY OF MORTGAGE LOAN DOCUMENTS

                  Section 13.01  SERVICING OF MORTGAGE LOANS.

                  From and after the Effective Date, the Servicer does hereby agree to service the Mortgage Loans, but subject to the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.


                                     N-2-11

                  Section 13.02  MAINTENANCE OF SERVICING FILES.

                  The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of and at the will of the Owner as the owner of the related Mortgage Loans. Any portion of the related Mortgage Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Mortgage Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

                  Section 13.03  BOOKS AND RECORDS.

                  The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans (together with complete set of back-up copies of same which will be readily retrievable in the event of a disaster) which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to, documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae, documentation evidencing compliance with the form, content and timing requirements specified for all notices to be delivered to Mortgagors and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae and Freddie Mac Guides.

                  The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File during the time the Owner retains ownership of a Mortgage Loan (or any part thereof) and thereafter in accordance with applicable laws and regulations.


                                     N-2-12

                  Section 13.04  TRANSFER OF MORTGAGE LOANS.

                  The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and by the terms of an Assignment and Assumption Agreement reasonably acceptable to the Owner and the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership interest in the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

                  Section 13.05  DELIVERY OF MORTGAGE LOAN DOCUMENTS.

                  The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Owner. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Owner in writing of such request, which request shall specify in reasonable detail the Servicer's reason for the request. The Owner shall deliver to the Servicer within a reasonable period of time, any requested documentation previously delivered to the Owner as part of the Mortgage File, provided that such documentation is promptly returned to the Owner when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of and at the will of the Owner.


                                     N-2-13

                  Section 13.06  QUALITY CONTROL PROCEDURES.

                  The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its servicing activities. The purpose of the program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage servicing practices, accounting principles and this Agreement; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

                                   ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SERVICER

                  The Servicer represents, warrants and covenants to the Owner that as of the Effective Date or as of such date specifically provided herein:

                  (a) The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                  (b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

                  (c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's charter or by-laws, each as amended to the Effective Date, or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation


                                     N-2-14
of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (d) There is no action, litigation, proceeding or investigation pending or threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the business, operations, property, assets or financial condition of the Servicer or which would impair materially the Servicer's ability to perform under this Agreement;

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

                  (f) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;

                  (g) The Servicer is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

                  (h) The Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (i) No statement, report or other document furnished or to be furnished pursuant to the Agreement or in connection with the transaction contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading; and

                  (j) No fraud, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of the Servicer.

                                   ARTICLE XV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Section 15.01  SERVICER TO ACT AS SERVICER.

                  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall


                                     N-2-15
have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in strict compliance with the servicing provisions of the Fannie Mae Guide and this Agreement, which include, but are not limited to, strict compliance with the provisions regarding the prompt liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard (including flood, as applicable) insurance with a Qualified Insurer, the maintenance of Fidelity Bond and Errors and Omissions Insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and
Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of full release, or of partial release with the prior written consent of the Owner, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.


                                     N-2-16

                  In servicing and administering the Mortgage Loans, the Servicer shall employ Accepted Servicing Practices, giving due consideration to the Owner's reliance on the Servicer.

                  The Servicer shall accomplish and do all reasonable acts necessary to perfect title of the Mortgage Loans in Owner's name, to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage Loan. Servicer shall use its reasonable best efforts to acquire incomplete or missing documentation, correct inaccurate information and record documents with the appropriate public offices.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Owner's prior written approval, which approval can be withheld for any or no reason, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer that the Owner shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Owner's prior written approval, which approval can be withheld for any or no reason, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

                  Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.


                                     N-2-17

                  Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

                  Notwithstanding the foregoing, if Mortgage Loans are sold by the Owner to Fannie Mae or Freddie Mac pursuant to a Whole Loan Transfer, the Servicer, at the direction of Owner, shall service such Mortgage Loans to Fannie Mae or Freddie Mac as the case may be, in accordance with such entity's guidelines; provided that if the Servicer is servicing for Fannie Mae, the related Remittance Date shall be the 18th day of each month and if for Freddie Mac, the first Tuesday of each month or as either Fannie Mae or Freddie Mac shall require. The Servicer shall make to such respective entity such entity's required servicing representations and warranties as of the date of sale of the Mortgage Loans by the Owner to Fannie Mae or Freddie Mac, as applicable. Underwriting representations and warranties to be made by the Servicer shall only be those contained herein restated as of such date of sale.

                  Section 15.02  COLLECTION OF MORTGAGE LOAN PAYMENTS.

                  Continuously from the Effective Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard (including flood, as applicable) insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  With respect to any Mortgage Loan that becomes sixty-one (61) or more days delinquent in payment of principal and interest, the Servicer shall service such Mortgage Loan in accordance with the standard of care the Servicer employs when servicing similarly delinquent mortgage loans for its own account and a standard of care which shall be in compliance with Accepted Servicing Practices and the servicing provisions contained in the Fannie Mae Guide for similarly delinquent mortgage loans.

                  Section 15.03  REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  The Servicer shall use its reasonable efforts, consistent with Accepted Servicing Practices and the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the


                                     N-2-18

Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its reasonable discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall promptly notify the Owner in writing of the commencement of foreclosure proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

                  Section 15.04 ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be established with a Qualified Depository. Funds deposited in the Custodial Account, which shall be deposited within 24 hours of receipt, shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Owner. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in EXHIBIT B hereto. The original of such letter agreement shall be furnished to the Owner no later than the Effective Date.

                  The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans due on or after the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;


                                     N-2-19

                  (iii) all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

                  (iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

                  (v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (vii) any Monthly Advances as provided in Section 5.03;

                  (viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to Section 6.02;

                  (ix) with respect to each full or partial Principal Prepayment received after the Cut-off Date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period; and

                  (x) the amount of any outstanding Temporary Reimbursement (as defined below) to the extent that the funds that are available in the Custodial Account for remittance to the Owner on the related Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date, such deposit to be made no later than the Business Day prior to such Remittance Date.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the Qualified Depository shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(v).

                  Section 15.05 PERMITTED WITHDRAWALS FROM THE CUSTODIAL
ACCOUNT.

                  The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:


                                     N-2-20

                  (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed Servicing Advances and unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

                  (iv) to reimburse itself for unreimbursed Monthly Advances which are not reimbursable pursuant to subsections (ii) or (iii) above (a "Temporary Reimbursement");

                  (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance
Date) and (b) any payable Servicing Fee;

                  (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

                  (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

                  Section 15.06 ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a depository in accordance with Accepted Servicing Practices. Funds deposited in each Escrow Account, which shall be deposited within 24 hours of receipt, shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in EXHIBIT C. The original of such letter agreement shall be furnished to the Owner no later than the Effective Date.

                  The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:


                                     N-2-21

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii) all Insurance Proceeds and Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  Section 15.07  PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard (including flood, as applicable) insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii) to reimburse Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

                  (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and


                                     N-2-22

                  (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

                  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                  Section 15.08 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES;
                                MAINTENANCE OF PRIMARY MORTGAGE INSURANCE
                                POLICIES; COLLECTIONS THEREUNDER.

                  With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard (including flood, as applicable) insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to 80.00% or less, or such other amount as required by applicable law. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy


                                     N-2-23
is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of [itself and] the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

                  Section 15.09  TRANSFER OF ACCOUNTS.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Owner, which consent will not be unreasonably withheld.

                  Section 15.10  MAINTENANCE OF HAZARD INSURANCE.

                  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If required in accordance with Accepted Servicing Practices, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of Accepted Servicing Practices, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer


                                     N-2-24
shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

                  If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the homeowners' association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the then current Fannie Mae requirements, and the Servicer will exercise reasonable efforts to secure from the homeowners' association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

                  Section 15.11  [RESERVED].

                  Section 15.12  FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE..

                  The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and Errors and Omissions Insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and Errors and Omissions Insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and Errors and Omissions Insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or Errors and Omissions Insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the Errors and Omissions Insurance policy.


                                     N-2-25

                  Section 15.13 TITLE, MANAGEMENT AND DISPOSITION OF REO
                                PROPERTY.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

                  The Servicer shall notify the Owner in accordance with the Fannie Mae Guide of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such
REO
Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

                  Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of
Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property


                                     N-2-26
in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

                  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Owner.

                  Section 15.14  INSPECTIONS.

                  The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Servicer shall keep a written report of each such inspection.

                                   ARTICLE XVI

                              PAYMENTS TO THE OWNER

                  Section 16.01  REMITTANCES.

                  On each Remittance Date, the Servicer shall remit to the Owner
(i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except Principal Prepayments received on or after the first day of the calendar month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.05, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

                  With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest


                                     N-2-27
shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 16.02 STATEMENTS TO THE OWNER.

                  The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer- readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and in hard copy, which Report shall contain the following:

                  (i) With respect to each Monthly Payment (on both an actual and scheduled basis with respect to Mortgage Loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest (including Prepayment Interest Shortfall) on Principal Prepayment amounts remitted in accordance with
Section 5.01);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

                  (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

                  (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

                  (v) the amount of Monthly Advances made by the Servicer pursuant to Section 5.03;

                  (vi) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 4.05;

                  (vii) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

                  (viii) such other reports or information as may reasonably be required by the Owner.


                                     N-2-28

                  The Servicer shall also provide a trial balance, sorted in the Owner's assigned loan number order, in such form as the Servicer and the Owner shall agree, with each such Report.

                  The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                  In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

                  Section 16.03  MONTHLY ADVANCES BY THE SERVICER.

                  Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of principal and interest, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by (i) the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account, plus
(ii) with respect to the initial Remittance Date, the Non-held Early Pay Amount (as defined below). Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

                  The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, received or made in the month of such Remittance Date and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date. The "Non-held Early Pay Amount" shall be the total of the amounts on account of payments which represent early receipt of scheduled payments of principal and interest received on or prior to the Cut-off Date.

                  The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Mortgage File and has obtained a recent appraisal


                                     N-2-29
and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

                  The Servicer shall have the right at any time, pursuant to
Section 4.05(iv), to withdraw funds on deposit in the Custodial Account to reimburse itself for any unreimbursed Monthly Advances made by Servicer pursuant to this Section 5.03 which are not permanently reimbursable on a loan-level basis pursuant to Sections 4.05(ii) and 4.05(iii). Such amounts so reimbursed to the Servicer pursuant to Section 4.05(iv) are defined therein as "Temporary Reimbursement" and are required to be replaced by the Servicer pursuant to
Section 4.04(x) by deposit into the Custodial Account on the Business Day prior to any Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

                  Section 16.04  LIQUIDATION REPORTS.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                  ARTICLE XVII

                          GENERAL SERVICING PROCEDURES

                  Section 17.01  ASSUMPTION AGREEMENTS.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law or the mortgage loan documents to enforce such "due-on-sale" clause, the Servicer, with the approval of the Owner (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as


                                     N-2-30
mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

                  Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by applicable law from preventing. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Section 17.02 SATISFACTION OF MORTGAGES AND RELEASE OF
                                MORTGAGE FILES.

                  Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Owner with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage File. Upon receipt of such certification and request, the Owner shall promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

                  In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within two Business Days to the Owner the difference between the amount to which the Owner is entitled hereunder with respect to such Mortgage Loan and the amount, if any, previously distributed to the Owner relating thereto, by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.


                                     N-2-31

                  From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Owner of a servicing receipt signed by a Servicing Officer, the Owner shall release the portion of the Mortgage File to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Owner, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and the Servicer has promptly delivered to the Owner a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner to the Servicer.

                  Section 17.03  SERVICING COMPENSATION.

                  As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the related Mortgage Loan the amounts provided for as the Servicer's Servicing Fee with respect to such Mortgage Loan. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees (excluding prepayment fees) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                  Section 17.04  ANNUAL STATEMENT AS TO COMPLIANCE.

                  The Servicer will deliver to the Owner not later than 90 days following the end of each fiscal year of the Servicer, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

                  Section 17.05 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
                                SERVICING REPORT.

                  Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements


                                     N-2-32
substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this
Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

                  Section 17.06  OWNER'S RIGHT TO EXAMINE SERVICER RECORDS.

                  The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

                  Section 17.07 COMPLIANCE WITH REMIC PROVISIONS.

                  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                  Section 17.08  NON-SOLICITATION.

                  The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section.


                                     N-2-33

                  Section 6.09  YEAR 2000 CONSIDERATION.

                  Notwithstanding anything stated to the contrary in this Agreement, Servicer shall upgrade its technology and computer systems software and hardware to ensure compliance with the Accepted Servicing Practices and to ensure that its servicing practices are consistent with the servicing practices of prudent mortgage servicing institutions. Servicer agrees that the technology and computer systems software and hardware it uses or relies upon to perform its responsibilities under the Agreements will be (what is commonly referred to as) "Year 2000" compliant on or before March 31, 1999, or such earlier date as may be required by any applicable regulatory agency. This covers technology and computer systems software and hardware which is owned and/or managed internally by Servicer or by outside vendors or service bureaus. The Servicer shall provide the Owner with an Officers' Certificate certifying that its technology and computer systems software and hardware are Year 2000 compliant no later than March 31, 1999. Failure to provide Owner with such certification shall constitute a material breach of this Agreement.

                                  ARTICLE XVIII

                       REPORTS TO BE PREPARED BY SERVICER

                  Section 18.01 SERVICER SHALL PROVIDE INFORMATION AS REASONABLY
                                REQUIRED.

                  The Servicer shall furnish to the Owner during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Owner, or otherwise in respect of the Mortgage Loans and the performance of the Servicer under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Owner all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Owner may reasonably request in relation to this Agreement or the performance of the Servicer under this Agreement. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                  Upon written request from the Owner, the Servicer promptly shall provide the Owner with documentation reasonably necessary to permit Owner to ensure that rate adjustments on ARM Loans have been appropriately made.

                                   ARTICLE XIX

                                  THE SERVICER

                  Section 19.01  INDEMNIFICATION; THIRD PARTY CLAIMS.

                  The Servicer agrees to indemnify the Owner and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs,


                                     N-2-34
judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner. The Servicer shall be entitled to reimbursement by the Owner for all reasonable costs and expenses it incurs in connection with the assumption of the defense of any such claim except in the event that such claim is subject to the indemnification set forth in the first sentence of this Section 8.01. The provisions of this Section 8.01 shall survive termination of this Agreement.

                  Section 19.02 MERGER OR CONSOLIDATION OF THE SERVICER.

                  The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

                  Section 19.03 LIMITATION ON LIABILITY OF THE SERVICER AND
                                OTHERS.

                  Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting


                                     N-2-35
any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom attributable to the Owner shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

                  Section 19.04  SERVICER NOT TO RESIGN.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 11.01.

                  Section 19.05  NO TRANSFER OF SERVICING.

                  With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which consent shall be granted or withheld in the Owner's sole discretion; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall certify that it can perform in strict compliance with the terms of this Agreement, it agrees to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                   ARTICLE XX

                                     DEFAULT


                                     N-2-36

                  Section 20.01  EVENTS OF DEFAULT.

                  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement;

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of thirty
(30) days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect or if the Servicer cannot resume normal servicing in strict compliance with the terms of this Agreement following the occurrence of any disaster that adversely impacts its servicing facilities) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan seller and servicer for more than thirty days; or

                  (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or


                                     N-2-37

                  (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder;

                  then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section
8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

                  Section 20.02  WAIVER OF DEFAULTS.

                  The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE XXI

                                   TERMINATION

                  Section 21.01  TERMINATION.

                  The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Additionally, the Owner shall have the right to terminate the rights and obligations of the Servicer hereunder, without cause, to the extent that the Servicer has not purchased the servicing rights from the initial Owner. Simultaneously with any such termination and the


                                     N-2-38
transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

                  Section 21.02 REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER
                                THIS AGREEMENT UPON A WHOLE LOAN TRANSFER OR A PASS-THROUGH TRANSFER.

                  The Servicer acknowledges that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Owner, the Servicer agrees:

                  (i) to cooperate fully with the Owner, any prospective purchaser, any rating agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer, with respect to all reasonable requests and due diligence procedures, including without limitation to provide scheduled balances as of a specified cut-off date, and to use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be; and

                  (ii) to execute all agreements executed in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto) as the Owner shall request, which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions and, in the case of a Whole Loan Transfer, shall contain servicing provisions in accordance with the Fannie Mae or Freddie Mac Guide; and

                  (iii) as of the closing date of the Whole Loan Transfer or Pass-Through Transfer, as the case may be,(a) to restate, for the benefit of the owners of the Mortgage Loans, the representations and warranties contained in Article III, (b) to make, for the benefit of the owners of the Mortgage Loans, the same representations and warranties that the Owner is giving with respect to the Whole Loan Transfer or Pass-Through Transfer, as the case may be and (c) to make those certain servicing representations and warranties required by Fannie Mae or Freddie Mac, as the case may be, with respect to such Whole Loan Transfer, to such entity, as applicable; and

                  (iv) with respect to a Pass-Through Transfer only, at the Owner's request, to deliver to the Owner, for inclusion in the offering document for the related securities, servicing disclosure as may be necessary and as may be mutually agreed upon by the Servicer and the Owner, and in connection with the delivery of such disclosure, an agreed-upon procedures letter concerning such disclosure, which letter shall be issued by an accounting firm selected by the Servicer and acceptable to the Owner.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall continue to be serviced in accordance with the terms of this Agreement.


                                     N-2-39

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

                  Section 22.01 SUCCESSOR TO THE SERVICER.

                  Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to
Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

                  The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.


                                     N-2-40

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

                  Section 22.02  AMENDMENT.

                  This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

                  Section 22.03  RECORDATION OF AGREEMENT.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

                  Section 22.04  GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 22.05  NOTICES.

                  Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i)      if to the Servicer:

                           4500 Salisbury Road
                           Jacksonville, Florida 32216
                           Attention: Michael C. Koster

                  (ii)     if to the Owner:

                           Bear Stearns Mortgage Capital Corporation
                           Attn:  Baron Silverstein
                           245 Park Avenue
                           New York, New York 10167


                                     N-2-41
or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  Section 22.06  SEVERABILITY OF PROVISIONS.

                  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  Section 22.07  EXHIBITS.

                  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  Section 22.08  GENERAL INTERPRETIVE PRINCIPLES.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;


                                     N-2-42

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 22.09  REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 22.10  CONFIDENTIALITY OF INFORMATION.

                  Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

                  Section 22.11  [Reserved].

                  Section 22.12 ASSIGNMENT BY THE OWNER.

                  The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Owner and Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. All references to the Owner in this Agreement shall be deemed to include its assignees or designees.


                                     N-2-43

                  Section 22.13  NO PARTNERSHIP.

                  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

                  Section 22.14  EXECUTION; SUCCESSORS AND ASSIGNS.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

                  Section 22.15  ENTIRE AGREEMENT.

                  Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.




                                     N-2-44

                  IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.



                                    ALLIANCE MORTGAGE COMPANY
                                    Servicer


                                    By: /s/ Michael C. Koster
                                        ------------------------------------
                                        Name:  Michael C. Koster
                                        Title:



                                    BEAR STEARNS MORTGAGE CAPITAL
                                    CORPORATION
                                    Owner


                                    By: /s/ Mary Haggarty
                                        -----------------------------------
                                        Mary Haggarty

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT
                                     (date)


To:______________________
_________________________
_________________________
    (the "Depository")

                  As "Servicer" under the Servicing Agreement, dated as of (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] Custodial Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                  ______________________________

                  By:___________________________
                  Name:_________________________
                  Title:________________________


                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                  [                  ]
                  (name of Depository)
                  By:___________________________
                  Name:_________________________
                  Title:________________________

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT
                                     (date)

To:______________________
_________________________
_________________________
       (the "Depository")

                  As "Servicer" under the Servicing Agreement, dated as of _____________________________ (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[Servicer] Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.




                  ______________________________

                  By:___________________________
                  Name:_________________________
                  Title:________________________


                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                  [                  ]
                  (name of Depository)
                  By:___________________________
                  Name:_________________________
                  Title:________________________

                                                                     EXHIBIT N-3

                           Cendant Servicing Agreement







--------------------------------------------------------------------------------

                    BEAR STEARNS MORTGAGE CAPITAL CORPORATION
                                    Purchaser



                          CENDANT MORTGAGE CORPORATION
                                     Company




                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                             Dated as of May 1, 1998





--------------------------------------------------------------------------------


                                      N-3-1

                                        TABLE OF CONTENTS

                                                                                             Page

                                            ARTICLE I

                                           DEFINITIONS
Section 1.01      Defined Terms.................................................................2

                                            ARTICLE II

                                   SERVICING OF MORTGAGE LOANS;
                          RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                        BOOKS AND RECORDS;
                               DELIVERY OF MORTGAGE LOAN DOCUMENTS
Section 2.01      Servicing of Mortgage Loans..................................................12
Section 2.02      Record Title and Possession of Mortgage Files;
                  Maintenance of Servicing Files...............................................12
Section 2.03      Books and Records............................................................13
Section 2.04      Transfer of Mortgage Loans...................................................13
Section 2.05      Delivery of Mortgage Loan Documents..........................................14
Section 2.06      Quality Control Procedures...................................................15

                                           ARTICLE III

                                  REPRESENTATIONS AND WARRANTIES
                                    OF THE COMPANY; REPURCHASE
Section 3.01      Representations and Warranties of the Company................................16
Section 3.02      Representations and Warranties as to Individual Mortgage Loans...............18
Section 3.03      Repurchase; Substitution.....................................................23

                                            ARTICLE IV

                          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 4.01      Company to Act as Servicer...................................................26
Section 4.02      Collection of Mortgage Loan Payments.........................................28
Section 4.03      Realization Upon Defaulted Mortgage Loans....................................28
Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial
                  Accounts.....................................................................29
Section 4.05      Permitted Withdrawals From the Custodial Account.............................30
Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts................31
Section 4.07      Permitted Withdrawals From Escrow Account....................................32
Section 4.08      Payment of Taxes, Insurance and Other Charges; Maintenance of
                  Primary
                  Mortgage Insurance Policies; Collections Thereunder..........................33
Section 4.09      Transfer of Accounts.........................................................34
Section 4.10      Maintenance of Hazard Insurance..............................................34


                                      N-3-2




Section 4.11      [RESERVED]...................................................................35
Section 4.12      Fidelity Bond, Errors and Omissions Insurance................................35
Section 4.13      Title, Management and Disposition of REO Property............................35

                                            ARTICLE V

                                    PAYMENTS TO THE PURCHASER
Section 5.01      Remittances..................................................................37
Section 5.02      Statements to the Purchaser..................................................37
Section 5.03      Monthly Advances by the Company..............................................39
Section 5.04      Liquidation Reports..........................................................39

                                            ARTICLE VI

                                   GENERAL SERVICING PROCEDURES
Section 6.01      Assumption Agreements........................................................40
Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files......................41
Section 6.03      Servicing Compensation.......................................................41
Section 6.04      Annual Statement as to Compliance............................................42
Section 6.05      Annual Independent Certified Public Accountants' Servicing
                  Report.......................................................................42
Section 6.06      Purchaser's Right to Examine Company Records.................................42

                                           ARTICLE VII

                                REPORTS TO BE PREPARED BY COMPANY
Section 7.01      Company Shall Provide Information as Reasonably Required.....................44

                                           ARTICLE VIII

                                           THE COMPANY
Section 8.01      Indemnification; Third Party Claims..........................................45
Section 8.02      Merger or Consolidation of the Company.......................................45
Section 8.03      Limitation on Liability of the Company and Others............................45
Section 8.04      Company Not to Resign........................................................46
Section 8.05      No Transfer of Servicing.....................................................46

                                            ARTICLE IX

                                             DEFAULT
Section 9.01      Events of Default............................................................48
Section 9.02      Waiver of Defaults...........................................................49

                                            ARTICLE X

                                           TERMINATION


                                      N-3-3




Section 10.01     Termination..................................................................50
Section 10.02     Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Pass-Through Transfer........................50

                                            ARTICLE XI

                                     MISCELLANEOUS PROVISIONS
Section 11.01     Successor to the Company.....................................................52
Section 11.02     Amendment....................................................................53
Section 11.03     Recordation of Agreement.....................................................53
Section 11.04     Governing Law................................................................53
Section 11.05     Notices......................................................................53
Section 11.06     Severability of Provisions...................................................54
Section 11.07     Exhibits.....................................................................54
Section 11.08     General Interpretive Principles..............................................54
Section 11.09     Reproduction of Documents....................................................55
Section 11.10     Confidentiality of Information...............................................55
Section 11.11     Recordation of Assignments of Mortgage.......................................55
Section 11.12     Assignment by Purchaser......................................................55
Section 11.13     No Partnership...............................................................56
Section 11.14     Execution; Successors and Assigns............................................56
Section 11.15     Entire Agreement.............................................................56



Exhibit A         Contents of Mortgage File
Exhibit B         Form of Term Sheet
Exhibit C         Form of Assignment and Assumption Agreement
Exhibit D         Custodial Account Letter Agreement
Exhibit E         Escrow Account Letter Agreement
Exhibit F         Purchase Terms




                                      N-3-4

         THIS IS A PURCHASE, WARRANTIES AND SERVICING AGREEMENT, dated as of May 1, 1998, and is executed between Bear Stearns Mortgage Capital Corporation, as purchaser (the "Purchaser"), and Cendant Mortgage Corporation (the "Company"), as seller and servicer.


                              W I T N E S S E T H :


         WHEREAS, the Purchaser has heretofore agreed to purchase from the Company and the Company has heretofore agreed to sell to the Purchaser, from time to time on the terms and conditions set forth below, certain residential fixed and/or adjustable rate Mortgage Loans;

         WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is attached to the related Term Sheet as SCHEDULE I; and

         WHEREAS, the Purchaser and the Company wish to prescribe the management, servicing and control of the Mortgage Loans;


         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:



                                      N-3-5

                                  ARTICLE XXIII

                                   DEFINITIONS

         Section 23.01. Defined Terms

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

                  ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide or the Freddie Mac Guide, as applicable.

                  ADJUSTMENT DATE: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

                  AGREEMENT: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  APPRAISED VALUE: The lesser of (i) the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property; however, in the event that more than one such appraisal shall have been made, the value shall be the lowest value set forth in any such appraisals or (ii) the sales price of the Mortgaged Property; provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on clause (i) herein.

                  ARM LOANS: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

                  BIF:  The Bank Insurance Fund, or any successor thereto.

                  BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday in the State of New York, or (iii) a day on which banks in the States of New York or New Jersey are authorized or obligated by law or executive order to be closed.

                  CLOSING DATE: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

                  COMPANY: Cendant Mortgage Corporation or any of its successors in interest or any successor under this Agreement appointed as herein provided.


                                      N-3-6

                  CONDEMNATION PROCEEDS: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  CUSTODIAL ACCOUNT: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Cendant Mortgage Corporation Custodial Account in trust for the Purchaser, Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository.

                  CUSTODIAN: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the Purchaser.

                  CUT-OFF DATE: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

                  DETERMINATION DATE: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

                  DUE DATE: The day of the month on which the Monthly Payment is due on a Mortgage Loan, which is the first day of each month exclusive of any days of grace.

                  DUE PERIOD: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

                  ESCROW ACCOUNT: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Cendant Mortgage Corporation Escrow Account, in trust for the Purchaser, Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository.

                  ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 9.01.

                  FANNIE MAE:  Fannie Mae, or any successor thereto.

                  FANNIE MAE GUIDE: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.



                                      N-3-7

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FIDELITY BOND: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  FREDDIE MAC: Freddie Mac, or any successor thereto.

                  FREDDIE MAC GUIDE: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

                  GAAP: Generally accepted accounting procedures, consistently applied.

                  HUD: The United States Department of Housing and Urban Development or any successor.

                  INDEX: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan, as specified in the related Mortgage Note and as set forth on the related Term Sheet.

                  INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  LIFETIME RATE CAP: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note and as set forth in the related Mortgage Loan Schedule.

                  LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to
Section 4.13.

                  LOAN-TO-VALUE RATIO or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to the lesser of the Appraised Value of the Mortgaged Property at origination or the purchase price of the Mortgaged Property.

                  MARGIN: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the related Mortgage Loan Schedule.

                  MONTHLY ADVANCE: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.



                                      N-3-8

                  MONTHLY PAYMENT: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

                  MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  MORTGAGE FILE: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, initially equal to the Mortgage Interest Rate set forth with respect thereto on the related Mortgage Loan Schedule, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  MORTGAGE LOAN: An individual Mortgage Loan described on the related Term Sheet and as further identified on the related Mortgage Loan Schedule attached to such Term Sheet, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

                  MORTGAGE LOAN DOCUMENTS: With respect to each Mortgage Loan, the documents listed in EXHIBIT A.

                  MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                  MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached to the related Term Sheet as SCHEDULE I, such schedule setting forth the following information as to each Mortgage Loan:

                  (1) the Company's Mortgage Loan identifying number;

                  (2) the Mortgagor's name;

                  (3) the street address of the Mortgaged Property including the state;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;



                                      N-3-9

                  (5) a code indicating the type of residential property constituting the Mortgaged Property;

                  (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

                  (7) the Loan-to-Value Ratio at origination;

                  (8) the Mortgage Interest Rate as of the related Cut-off Date;

                  (9) the stated maturity date;

                  (10) the amount of the Monthly Payment as of the related Cut-off Date;

                  (11) the original principal amount of the Mortgage Loan;

                  (12) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected; and

                  (13) with respect to ARM Loans only: (a) the Margin; (b) the Periodic Rate Cap; (c) the Lifetime Cap Rate; (d) the next Adjustment Date; and
(e) whether a Periodic Rate Cap is applied at the initial Adjustment Date.

                  With respect to all of the Mortgage Loans purchased on a Closing Date, the Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

                  (1) the number of Mortgage Loans;

                  (2) the current aggregate outstanding principal balance of the Mortgage Loans;

                  (3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

                  (4) the weighted average maturity of the Mortgage Loans;

                  (5) the weighted average Loan-to-Value Ratio of the Mortgage Loans; and

                  (6) with respect to ARM Loans only: (a) the weighted average Margin; (b) the weighted average Periodic Rate Cap; and (c) the weighted average Lifetime Cap Rate.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.



                                     N-3-10

                  MORTGAGED PROPERTY: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.

                  MORTGAGOR: The obligor on a Mortgage Note. The Mortgagor is a natural person who is a party to the Mortgage Note and Mortgage in an individual capacity.

                  OCC: Office of the Comptroller of the Currency, its successors and assigns.

                  OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

                  OTS: Office of Thrift Supervision, its successors and assigns.

                  PASS-THROUGH TRANSFER: The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

                  PERIODIC RATE CAP: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date as set forth in the related Mortgage Loan Schedule.

                  PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of Freddie Mac or Fannie Mae shall be Permitted Investments only if, at the time of investment, they are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw- Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co.;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such


                                     N-3-11
                  investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co. and
                  (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Cor poration;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
                  (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co. at the time of such in vestment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw- Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co. at the time of such investment;

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co.; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard &


                                     N-3-12

                  Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PREPAYMENT INTEREST SHORTFALL: The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate.

                  PRIMARY MORTGAGE INSURANCE POLICY: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(cc), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

                  PRIME RATE: The prime rate of U.S. money center banks as published from time to time in THE WALL STREET JOURNAL.

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  PURCHASER: Bear Stearns Mortgage Capital Corporation, its successors in interest and assigns.

                  QUALIFIED APPRAISER: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  QUALIFIED DEPOSITORY: (a) The Custodian or (b) a depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by Standard &


                                     N-3-13

Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Inc. and Duff & Phelps Credit Rating Co.

                  QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims-paying ability is rated in the two highest rating categories by one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. or Fitch IBCA Inc. with respect to primary mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by Best's with respect to hazard and flood insurance.

                  REMITTANCE DATE: The 18th day of any month, beginning in the month immediately following the month in which the related Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day, subject to the provisions of the eighth paragraph of
Section 4.01 if Fannie Mae or Freddie Mac becomes a Purchaser.

                  REO DISPOSITION: The final sale by the Company of any REO Property.

                  REO DISPOSITION PROCEEDS: Amounts received by the Company in connection with a related REO Disposition.

                  REO PROPERTY: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

                  REPURCHASE PRICE: With respect to a Mortgage Loan to be repurchased, the greater of the price paid by Purchaser for such Mortgage Loan or par, plus accrued interest thereon at the related Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to the Purchaser to the end of the month in which the date of repurchase occurs, less
(i) amounts received and deposited in the Custodial Account in respect of such Mortgage Loan but not yet distributed, if any, and (ii) amounts advanced, if any, by the Company in respect of such Mortgage Loan.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full


                                     N-3-14
or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

                  SERVICING FEE: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

                  SERVICING FEE RATE: The Servicing Fee Rate shall be a rate per annum equal to the percentage shown on the related Mortgage Loan Schedule attached to the related Term Sheet.

                  SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents, the originals of which are delivered to the Purchaser pursuant to
Section 2.02.

                  SERVICING OFFICER: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

                  STATED PRINCIPAL BALANCE: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

                  TERM SHEET: A supplemental agreement in the form attached hereto as EXHIBIT B which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on SCHEDULE I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.



                                     N-3-15

                  WHOLE LOAN TRANSFER: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Purchaser to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                               [End of Article I]


                                     N-3-16

                                  ARTICLE XXIV

                          SERVICING OF MORTGAGE LOANS;
                 RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                               BOOKS AND RECORDS;
                       DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 24.01.             Servicing of Mortgage Loans
                  Simultaneously with the execution and delivery of each Term Sheet, the Company does hereby agree to service the Mortgage Loans described in the related Term Sheet and on the Mortgage Loan Schedule attached thereto as
SCHEDULE I, but subject to the terms of this Agreement, the Purchase Terms attached hereto as EXHIBIT F and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

         Section 24.02. RECORD TITLE AND POSSESSION OF MORTGAGE FILES; MAINTENANCE OF SERVICING FILES
                  As of each Closing Date, the Company hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, the Purchase Terms attached hereto as EXHIBIT F and the related Term Sheet, and the Company hereby acknowledges that the Purchaser, subject to the terms of this Agreement, the Purchase Terms attached hereto as EXHIBIT F and the related Term Sheet, shall have all the right, title and interest of the Company in and to the Mortgage Loans as described on the related Term Sheet and on the Mortgage Loan Schedule attached to such Term Sheet as SCHEDULE I. The delivery of each Mortgage File to the Custodian is at the expense of the Company. The Company shall maintain a Servicing File consisting of all documents necessary to service the related Mortgage Loans. The possession of each Servicing File by the Company is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the related Closing Date, but as of the related Cut-off Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the related Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the exclusive benefit of the Purchaser as the owner of the related Mortgage Loans. Any portion of the related Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the related Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the related Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement, such written instructions shall not be required.

         Section 24.03.             Books and Records


                                     N-3-17

                  The sale of each Mortgage Loan has been reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Guide.

                  The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 24.04.             Transfer of Mortgage Loans
                  The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.04. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, PROVIDED, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement in the form of EXHIBIT C hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company in writing of the transfer. Upon receipt of notice of the permitted transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 24.05.             Delivery of Mortgage Loan Documents
                  The Mortgage Loan Documents enumerated as items (1) through
(8) in EXHIBIT A shall be delivered by the Company at its expense to the Custodian within five (5) Business Days prior to each Closing Date and the Company shall release such Mortgage Loan Documents as of the related Closing Date, free of any bailment arrangement on behalf of the Company. The remaining


                                     N-3-18
documents constituting Mortgage Loan Documents shall be delivered as soon as practicable after the related Closing Date, but in any event within 30 Business Days following the related Closing Date. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 180 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Custodian for the benefit of the Purchaser (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 180 days, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

                  If the Purchaser discovers any defect with respect to a Mortgage File, the Purchaser shall give prompt written specification of such defect to the Company, and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

                  The Company shall pay all recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian. The Company shall prepare and effect the recording of the Assignments of Mortgage. Thereafter, the Purchaser shall pay the costs and expenses of the Custodian. The Company shall also be required to prepare any intervening Assignments of Mortgage in accordance with the instructions of the Purchaser.

                  The Company shall forward to the Custodian on behalf of the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with
Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Custodian on behalf of the Purchaser with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of execution, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

                  From time to time the Company may have a need for Mortgage Loan Documents to be released by the Custodian. If the Company shall require any of the Mortgage Loan Documents, the Company shall notify the Custodian in writing of such request, which request shall specify in reasonable detail the Company's reason for the request and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, such request is to be acknowledged by the Purchaser. The Purchaser shall deliver or cause the Custodian to deliver to the Company within a reasonable period of time, any requested documentation previously delivered to the Custodian or the Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to the Custodian or the Purchaser when the Company no longer requires possession of the document, and provided that


                                     N-3-19
during the time that any such documentation is held by the Company, such possession is in trust for the benefit of the Purchaser.

         Section 24.06.             Quality Control Procedures
                  The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The purpose of the program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

                               [End of Article II]


                                     N-3-20

                                   ARTICLE XXV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY; REPURCHASE

         Section 25.01.             Representations and Warranties of the
Company
                  The Company represents, warrants and covenants to the Purchaser that as of the related Closing Date or as of such date specifically provided herein:

         (a) The Company is a validly existing corporation in good standing under the laws of the State of New Jersey and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and the related Term Sheet, and this Agreement, the related Term Sheet and each Assignment of Mortgage to the Purchaser constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

         (c) None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser pursuant to the related Term Sheet, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

         (d) Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its assignee for each Mortgage Loan have been, on or before the related Closing Date, delivered to the Custodian or the Purchaser or its assignees;



                                     N-3-21

         (e) There is no litigation pending or, to the best of the Company's knowledge, threatened with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement or the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company;

         (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (g) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement and the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (h) The origination, collection and servicing practices used by the Company, with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments that the Company collects, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

         (i) The Company used no selection procedures that identified the related Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

         (j) The Company will treat the sale of the related Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (k) The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         (l) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Term Sheet; and



                                     N-3-22

         (m) No statement, report or other document prepared and furnished or to be prepared and furnished by the Company pursuant to the Agreement or the related Term Sheet contains or will contain any statement that is or will be inaccurate or misleading in any material respect.

         Section 25.02. Representations and Warranties as to Individual Mortgage Loans
                  The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date, as follows:

         (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

         (c) The Mortgage Loan has not been delinquent thirty (30) days or more at any time within the past twelve months prior to the related Cut-off Date for such Mortgage Loan. As of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no defaults under the terms of the Mortgage Loan; and the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

         (d) There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

         (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law, and copies of which written instruments are included in the Mortgage File. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected on the related Mortgage Loan Schedule;

         (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the


                                     N-3-23

Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (g) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Section 4.10 hereof. All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the Company and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance in an amount not less than that set forth in Section 4.10. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

         (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

         (j) The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any other security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage, subject only to the permitted encumbrances set forth in clause (b) (1), (2) and (3) above. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

         (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such


                                     N-3-24
parties. The proceeds of the Mortgage Note have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

         (l) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (m) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (b)
(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Company is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o) There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) The Mortgage Loan was originated by or for the Company. The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Company's underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages are on uniform Fannie Mae/Freddie Mac instruments or are on forms acceptable to Fannie Mae or Freddie Mac. The Mortgage Loan bears interest at the fixed or


                                     N-3-25
adjustable rate as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r) The Mortgaged Property at origination of the Mortgage Loan was and currently is free of damage and waste and at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation thereof;

         (s) The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustees sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company. The appraisal is in a form generally acceptable to Fannie Mae or Freddie Mac;

         (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, national banks, a Federal Home Loan Bank or the Federal Reserve Bank, or (4) not doing business in such state;

         (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received all material disclosure materials required by applicable law with respect to the making of such mortgage loans;



                                     N-3-26

         (y) Except as indicated on the related Mortgage Loan Schedule, the Mortgage Loan does not contain "graduated payment" features or "buydown" features;

         (z) The Mortgagor is not insolvent or in bankruptcy. There does not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, to cause the Mortgage Loan to become delinquent, or to materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) The Mortgage Loan has an original term to maturity of not more than thirty years, with interest payable in arrears on the first day of each month. With respect to each ARM Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin rounded up or down to the nearest 0.125%; provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the applicable Periodic Rate Cap. Over the term of each ARM Loan, the Mortgage Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. With respect to each ARM Loan, the Mortgage Note requires a monthly payment which is sufficient (a) during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (b) during the period following each Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. With respect to each ARM Loan, the Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the ARM Loan. The Mortgage Loan does not contain terms or provisions which would result in negative amortization;

         (bb) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two-to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. No Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise "warrantable" with respect thereto. No such residence is a mobile home or manufactured dwelling;

         (cc) No Mortgage Loan has a Loan-to-Value Ratio in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac; such insurance is required until the ratio of the current outstanding principal amount of the Mortgage Loan to the appraised value of the Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced below 80.00%;


                                     N-3-27

         (dd) Except as previously disclosed in writing by the Company to the Purchaser, none of the Mortgaged Properties are investor owned properties and, to the best of the Company's knowledge, each Mortgaged Property is lawfully occupied under applicable law;

         (ee) Except as previously disclosed in writing by the Company to the Purchaser, no ARM Loan has a feature allowing the Mortgagor to convert such ARM Loan to a fixed rate mortgage loan;

         (ff) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located; and

         (gg) The Company is either, and each Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act.

         Section 25.03.             Repurchase; Substitution
                  It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the related Mortgage Loans to the Purchaser and delivery of the related Mortgage Loan Documents to the Purchaser or the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Company shall have a period of sixty days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach cannot be corrected or cured within such sixty day period, the Company shall, at the Purchaser's option using reasonable discretion and not later than ninety days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the related Repurchase Price or substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01 or those relating to the Mortgage Loans or a portion thereof in the aggregate, and such breach cannot be cured within sixty days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans or if only certain Mortgage Loans are affected by the breach, all of such Mortgage Loans purchased pursuant to a related Term Sheet shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase Price. Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price.

                  If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, if the Purchaser agrees, within two years from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall, in the opinion of the Company, (a) have a principal


                                     N-3-28
balance at the time of substitution not materially greater than or less than principal balance of the defective Mortgage Loan (and if the principal balance of the substituted mortgage loan is less than that of the defective Mortgage Loan the Company shall also deposit in the Custodial Account the amount of any difference, plus one month's interest thereon at the Mortgage Interest Rate borne by the defective Mortgage Loan which amount shall be deemed to be a Principal Prepayment), (b) have a Mortgage Interest Rate not less than, and not and not materially greater than, the Mortgage Interest Rate of the removed Mortgage Loan, (c) have a maturity date not materially earlier or later than the latest maturity date of any Mortgage Loan, (d) be of the same property type and occupancy type as such defective Mortgage Loan, (e) have a Loan-to-Value Ratio not greater than that of the removed Mortgage Loan, (f) be current in payment of principal and interest as of the date of substitution and (g) have payment terms which do not vary in any material respect from the payment terms of the defective Mortgage Loan. The opinion of the Company shall be evidenced by an Officer's Certificate delivered to the Purchaser.

                  At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the defective Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the defective Mortgage Loan.

                  The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review (or have its designee review) the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

                  It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan and its obligations as set forth in Section 8.01 hereof constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Sections 3.01 and 3.02. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this
Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, that failure shall, upon compliance by the Purchaser with the last paragraph of this Section 3.03, be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 9.01 and 10.01, and for indemnification by the Company, as set forth in Section 8.01.

                  Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage


                                     N-3-29

Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                              [End of Article III]




                                     N-3-30

                                  ARTICLE XXVI

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 26.01.             Company to Act as Servicer
                  The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Company shall service the Mortgage Loans in accordance with Accepted Servicing Practices in strict compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Purchaser and the Company. The Purchaser may, at its option, deliver powers-of-attorney to the Company sufficient to allow the Company as servicer to execute all documentation requiring execution on behalf of Purchaser with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Company.

                  Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and
Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and


                                     N-3-31

(b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

                  In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company.

                  The Company shall perform all of its servicing responsibilities hereunder or may, with the Purchaser's prior written approval, which approval can be withheld for any or no reason, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. Any such subservicer that the Purchaser shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Purchaser's prior written approval, which approval can be withheld for any or no reason, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company's own funds without reimbursement from the Purchaser.

                  Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.


                                     N-3-32

                  Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Purchaser to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

                  Notwithstanding the foregoing, if Mortgage Loans are sold by the Purchaser to Fannie Mae or Freddie Mac pursuant to a Whole Loan Transfer, the Company, at the direction of Purchaser, shall service such Mortgage Loans to Fannie Mae or Freddie Mac as the case may be, in accordance with such entity's guidelines; provided that if the Company is servicing for Fannie Mae, the related Remittance Date shall be the 18th day of each month and if for Freddie Mac, the first Tuesday of each month or as either Fannie Mae or Freddie Mac shall require. The Company shall make to such respective entity such entity's required servicing representations and warranties as of the date of sale of the Mortgage Loans by the Purchaser to Fannie Mae or Freddie Mac, as applicable. Underwriting representations and warranties to be made by the Company shall only be those contained herein restated as of such date of sale.

         Section 26.02. Collection of Mortgage Loan Payments Continuously from the related Closing Date until the date each
Mortgage Loan ceases to be subject to this Agreement, the Company will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 26.03. Realization Upon Defaulted Mortgage Loans The Company shall use its reasonable efforts, consistent with the procedures that the Company would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 4.01. The Company shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such


                                     N-3-33
expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in
Section 4.05. The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in
Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Section 26.04.             Establishment of Custodial Accounts;
Deposits in Custodial Accounts
                  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be established with a Qualified Depository. Funds deposited in the Custodial Account, which shall be deposited within 24 hours of receipt, shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in EXHIBIT D hereto. The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date.

                  The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the related Cutoff Date, or received by it prior to the related Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the related Mortgage Loans due on or before the related Cut-off Date:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

                  (iii) all Liquidation Proceeds and REO Disposition Proceeds;

                  (iv) any net amounts received by the Company in connection with any REO Property pursuant to Section 4.13;



                                     N-3-34

                  (v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

                  (vi) all Condemnation Proceeds affecting any Mortgaged Property other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

                  (vii)  any Monthly Advances as provided in Section 5.03;

                  (viii) all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03;

                  (ix) any amounts required to be deposited in the Custodial Account pursuant to Section 6.02; and

                  (x) with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company's aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the Qualified Depository shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv). The Company shall not be responsible for any losses suffered with respect to any investment of funds in the Custodial Account.

         Section 26.05.             Permitted Withdrawals From the Custodial
Account
                  The Company may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made. Where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase


                                     N-3-35

         Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;
                  (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and any unreimbursed Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds related to such Mortgage Loan. Where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery which represents interest with respect to a particular Mortgage Loan;

                  (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed (or proposed to be included in the Repurchase Price) as of the date on which the related Repurchase Price is determined;

                  (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii) to remove funds inadvertently placed in the Custodial Account in error by the Company; and

                  (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 26.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts
                  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in EXHIBIT E. The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date.

                  The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:



                                     N-3-36

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Company shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Company shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 26.07. Permitted Withdrawals From Escrow Account Withdrawals from the Escrow Account may be made by the Company only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;



                                     N-3-37

                  (viii) to remove funds inadvertently placed in an Escrow Account in error by the Company; and

                  (ix) to clear and terminate the Escrow Account on the termination of this Agreement.
                  As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 26.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments, provided such advances are deemed to be recoverable.

                  The Company will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to 80.00% or less. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is


                                     N-3-38
terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 26.09.             Transfer of Accounts
                  The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 26.10.             Maintenance of Hazard Insurance
                  The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Company shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Company's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Company or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount


                                     N-3-39
or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 26.11.             [RESERVED]
         Section 26.12.             Fidelity Bond, Errors and Omissions
Insurance
                  The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Company shall, upon request of Purchaser, deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser. The Company shall notify the Purchaser within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 26.13.             Title, Management and Disposition of REO
Property
                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any such Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

                  The Company shall notify the Purchaser in accordance with the Fannie Mae Guide of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the date of acquisition, or such other time period as may be permitted under the provisions


                                     N-3-40
of the Internal Revenue Code of 1986, as amended, with respect to qualified assets of a real estate mortgage investment conduit, unless the Company is otherwise advised by the Purchaser.

                  The Company shall, either itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Company at such price and upon such terms and conditions as the Company deems to be in the best interest of the Purchaser. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. AS soon as practical thereafter, the expenses of such sale shall be paid and the Company shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03, in accordance with Section 4.05.

                  The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Company shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

                               [End of Article IV]


                                     N-3-41

                                  ARTICLE XXVII

                            PAYMENTS TO THE PURCHASER

         Section 27.01.             Remittances
                  On each Remittance Date, the Company shall remit to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except Principal Prepayments received on or after the first day of the calendar month in which the Remittance Date occurs shall be remitted to the Purchaser on the next following Remittance Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03 and
(iii) all Prepayment Interest Shortfalls the Company is required to make up pursuant to Section 4.05, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related preceding Determination Date, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts. It is understood that with respect to each Closing Date, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the related Cut-off Date through the related preceding Determination Date plus interest, adjusted to the related Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the related Cutoff Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

                  With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

         Section 27.02.             Statements to the Purchaser
                  The Company shall furnish to the Purchaser an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Purchaser no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Purchaser and the Company, and in hard copy, which Report shall contain the following:

                  (i) With respect to each Monthly Payment (on both an actual and scheduled basis with respect to Mortgage Loan balances and on an actual basis with respect to paid-through


                                     N-3-42
         dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest (including Prepayment Interest Shortfall) on principal prepayment amounts remitted in accordance with Section 5.01);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

                  (iii) the amount of servicing compensation received by the Company during the prior distribution period;

                  (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

                  (v) the amount of Monthly Advances made by the Company pursuant to Section 5.03;

                  (vi) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

                  (vii) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days,
         (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

                  (viii) such other reports as may reasonably be required by the Purchaser.

                  The Company shall also provide a trial balance, sorted in the Purchaser's assigned loan number order, in such form as the Company and the Purchaser shall agree, with each such Report.

                  The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

                  In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         Section 27.03.             Monthly Advances by the Company
                  Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal


                                     N-3-43

(due after the related Cut-off Date) and interest not allocable to the period prior to the related Cut-off Date, adjusted to the related Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by the "Amount Held for Future Distribution" then on deposit in the Custodial Account. Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Company by deposit into the Custodial Account on any future Remittance Date to the extent that funds that are available in the Custodial Account for remittance to the Purchaser on such Remittance Date are less than the amount of payments required to be made to the Purchaser on such Remittance Date.

                  The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases or payments pursuant to substitutions made pursuant to Section 3.03 received or made in the month of such Remittance Date and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

                  The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Company deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Company shall deliver to the Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

         Section 27.04.             Liquidation Reports
                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property in such form as the Company and the Purchaser shall agree. The Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

                               [End of Article V]


                                     N-3-44

                                 ARTICLE XXVIII

                          GENERAL SERVICING PROCEDURES

         Section 28.01.             Assumption Agreements
                  The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, with the approval of the Purchaser (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

                  Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 28.02.             Satisfaction of Mortgages and Release of
Mortgage Files


                                     N-3-45

                  Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Company of the portion of the Mortgage File held by the Custodian, and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, such request is to be acknowledged by the Purchaser. Upon receipt of such certification and request, the Custodian shall promptly release or cause the Custodian to release the related Mortgage Loan Documents to the Company and the Company shall prepare and deliver for execution by the Purchaser or at the Purchaser's option execute under the authority of a power of attorney delivered to the Company by the Purchaser any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

                  In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Company and delivery to the Custodian of a servicing receipt signed by a Servicing Officer (and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, acknowledged by the Purchaser), the Custodian shall release the portion of the Mortgage File held by the Custodian to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser or the Custodian, as applicable, to the Company.

         Section 28.03.             Servicing Compensation
                  As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Company's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary


                                     N-3-46
fees shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 28.04.             Annual Statement as to Compliance
                  The Company will deliver to the Purchaser not later than 90 days following the end of each fiscal year of the Company (December 31st of each year beginning in December 1998) an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

         Section 28.05. Annual Independent Certified Public Accountants' Servicing Report
                  Not later than 90 days following the end of each fiscal year of the Company (December 31st of each year beginning in December 1998) the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this
Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 28.06. Purchaser's Right to Examine Company Records The Purchaser shall have the right to examine and audit, at its expense, upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relate to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

                  The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.


                                     N-3-47

                               [End of Article VI]


                                     N-3-48

                                  ARTICLE XXIX

                        REPORTS TO BE PREPARED BY COMPANY

         Section 29.01.             Company Shall Provide Information as
Reasonably Required
                  The Company shall furnish to the Purchaser during the term of this Agreement, at the Purchaser's expense with respect to the reasonable out-of-pocket costs to the Company, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably necessary or appropriate in respect to the Purchaser, or otherwise in respect of the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.


                              [End of Article VII]


                                     N-3-49

                                   ARTICLE XXX

                                   THE COMPANY

         Section 30.01.             Indemnification; Third Party Claims
                  The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Company contained herein. The Company shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 30.02.             Merger or Consolidation of the Company
                  The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 30.03.             LIMITATION ON LIABILITY OF THE COMPANY AND
OTHERS
                  Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations


                                     N-3-50
in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 30.04.             Company Not to Resign
                  The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

         Section 30.05.             No Transfer of Servicing
                  With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion; provided that the Company may assign the Agreement and the servicing hereunder without the consent of Purchaser to an affiliate of the Company to which all servicing of the Company is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Company, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Purchaser a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.


                              [End of Article VIII]


                                     N-3-51

                                  ARTICLE XXXI

                                     DEFAULT

         Section 31.01.             Events of Default
                  In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

                  (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days; or

                  (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be thirty in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                  (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Company ceases to be approved by both Fannie Mae and Freddie Mac as a mortgage loan seller and servicer for more than thirty days; or

                  (vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing


                                     N-3-52
         responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

                  (viii) the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder;

                  then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section
12.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 31.02.             Waiver of Defaults
                  The Purchaser may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.


                               [End of Article IX]


                                     N-3-53

                                  ARTICLE XXXII

                                   TERMINATION

         Section 32.01.             Termination
                  The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Purchaser in writing; or (iii) termination by the Purchaser pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Company shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances from any amounts paid or collected with respect to the Mortgage Loans.

         Section 32.02. Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Pass-Through Transfer
                  The Company acknowledges that with respect to some or all of the Mortgage Loans, the Purchaser intends to effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers; provided that any such Whole Loan Transfer or Pass-Through Transfer must occur within sixty days following the related Closing Date with respect to the related Mortgage Loans. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Purchaser, the Company agrees:

(1) to cooperate fully with the Purchaser, any prospective purchaser, any rating agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer, with respect to all reasonable requests and due diligence procedures and to use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be;

(2) to execute as originator or, if the Company has agreed to continue as servicer, as servicer, as the case may be, all agreements executed in connection with such Whole Loan Transfer or Pass- Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto) as the Purchaser shall reasonably request, including without limitation pooling and servicing agreements which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions with respect to like income-producing properties, or otherwise necessary to achieve the rating on the securities to be offered thereunder sought by the Purchaser and, in the case of a Whole Loan Transfer, shall contain servicing provisions in accordance with the Fannie Mae or Freddie Mac Guide; and

(3) as of the closing date of the Whole Loan Transfer or Pass-Through Transfer, as the case may be, (a) to restate, for the benefit of the owners of the Mortgage Loans, the representations and warranties contained in Section 3.01 and
Section 3.02, if applicable, provided that the Company shall not be obligated to restate those certain representations and warranties set forth in Section 3.02(c)or Section 3.02(r) herein, (b) to make, for the benefit of the owners of the Mortgage Loans, the same representations and warranties that the Purchaser is giving with respect to the Whole Loan Transfer


                                     N-3-54
or Pass-Through Transfer, as the case may be and (c) to make those certain servicing representations and warranties required by Fannie Mae or Freddie Mac, as the case may be, with respect to such Whole Loan Transfer, if applicable.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall continue to be serviced in accordance with the terms of this Agreement.

                               [End of Article X]


                                     N-3-55

                                 ARTICLE XXXIII

                            MISCELLANEOUS PROVISIONS

         Section 33.01.             Successor to the Company
                  Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of the Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03 and 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

                  The Company shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make such arrangements as it may deem appropriate to reimburse the Company for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.



                                     N-3-56

                  Upon a successor's acceptance of appointment as such, the Company shall notify the Purchaser of such appointment.

         Section 33.02.             Amendment
                  This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

         Section 33.03.             Recordation of Agreement
                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Purchaser at the Purchaser's expense.

         Section 33.04.             Governing Law
                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 33.05.             Notices
                  Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(1)      if to the Company:

                         6000 Atrium Way
                         Mt. Laurel, New Jersey  08054
                         Attention:  Ms. Elaine Monahan
                         Telecopier No.: (609) 439-3742

(2)      if to the Purchaser:
                         245 Park Avenue
                         New York, New York  10169
                         Attention:  Ms. Mary Haggerty
                         Telecopier No.:  (212) 272-5591

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).



                                     N-3-57

         Section 33.06.             Severability of Provisions
                  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 33.07.             Exhibits
                  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 33.08.             General Interpretive Principles
                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.



                                     N-3-58

         Section 33.09.             Reproduction of Documents
                  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 33.10.             Confidentiality of Information
                  Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

         Section 33.11.             Recordation of Assignments of Mortgage
                  To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense.

         Section 33.12.             Assignment by Purchaser
                  The Purchaser shall have the right, without the consent of the Company hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an assignment and assumption agreement substantially in the form of EXHIBIT C hereof and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of the Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignees or designees. However, with respect to each Closing Date, in no event shall there be more than three Persons at any given time having the status of "Purchaser" hereunder with respect to the related Term Sheet.

         Section 33.13.             No Partnership
                  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

         Section 33.14.             Execution; Successors and Assigns


                                     N-3-59

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

         Section 33.15.             Entire Agreement
                  Each of the Company and the Purchaser acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement and each Term Sheet between the Company and the Purchaser set forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.



                                     N-3-60

         IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.




                                        CENDANT MORTGAGE CORPORATION
                                        Company

                                        By: /s/ Joseph Suter
                                            ------------------------------------
                                            Name:   Joseph Suter
                                            Title:  Senior Vice President



                                        BEAR STEARNS MORTGAGE CAPITAL
                                        CORPORATION
                                        Purchaser

                                        By: /s/ Mary Haggarty
                                            ------------------------------------
                                            Name:   Mary Haggarty
                                            Title:



                                    N-3-1

                                    EXHIBIT A
                                    ---------

                            CONTENTS OF MORTGAGE FILE

                  With respect to each Mortgage Loan, the Mortgage Loan Documents shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or the Custodian pursuant to Sections 2.02 and 2.04 of this Agreement.

                  1. The original Mortgage Note endorsed by the Company in the following form: either "Without recourse, pay to the order of [name of Custodian], as Trustee", or in blank, as instructed by the Purchaser, and signed in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "_______, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by " formerly known as [previous name]".

                  2. The original of any Guarantee executed in connection with the Mortgage Note.

                  3. The original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such public recording office retains the original recorded Mortgage or if the original recorded Mortgage is lost, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage, together with a Certificate of the Company that such copy is a true and correct copy thereof and (i) in the case of a delay caused by the public recording office, a statement that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or of the original recorded Mortgage is lost, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

                  4. Any rider executed in connection with the related Mortgage Note or Mortgage.

                  5. A copy of the original Assignment of Mortgage from the Company to [name of Custodian], as Trustee, or in blank, as instructed by the Purchaser, which assignment shall be in form and substance acceptable for recording certified by an authorized officer of the Company to be a true and correct copy thereof; the originals, with evidence of recording thereon or in the case where a public recording office retains the original Assignment of Mortgage, a copy certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage shall be delivered promptly upon receipt thereof by the Company.



                                      N-3-1

                  6. Originals of all intervening Assignments of Mortgage, showing a complete chain of title from the originator to the Company, with evidence of recording thereon. If in connection with any Mortgage Loan, if the Company cannot deliver or cause to be delivered the original intervening Assignment of Mortgage with evidence of recording thereon on the Closing Date because of a delay caused by the public recording office where such intervening Assignment of Mortgage has been delivered for recordation or because such public recording office retains the original recorded intervening Assignment of Mortgage, or if the original recorded intervening Assignment is lost, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening Assignment of Mortgage, together with a Certificate of the Company that such copy is a true and correct copy thereof and (i) in the case of a delay caused by the public recording office, a statement that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening Assignment of Mortgage where a public recording office retains the original recorded intervening Assignment, or if the original recorded intervening Assignment of Mortgage is lost, a copy of such intervening Assignment certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

                  7. Originals of each assumption, modification, consolidation and extension agreement, written assurance, substitution agreement, assumption agreement or power-of-attorney, if applicable, with recording information thereof, if any.

                  8. The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (a) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company, or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company.

                  9. The original Primary Mortgage Insurance Policy, if required by this Agreement.

                  10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

                  11. The original of any power of attorney.



                                      N-3-2

                  12. The survey of the Mortgaged Property, together with the surveyor's certificate thereon, if applicable.

                  13. Originals of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.



                                      N-3-3

                                    EXHIBIT B
                                    ---------

                               FORM OF TERM SHEET

                  This TERM SHEET (the "Term Sheet") dated __________, between Cendant Mortgage Corporation, a New Jersey corporation, located at 6000 Atrium Way, Mt. Laurel, New Jersey 08054 (the "Company") and Bear Stearns Mortgage Capital Corporation, a Delaware corporation, located at 245 Park Avenue, New York, New York 10167 (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement (the "Agreement") dated as of May __, 1998, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

                  The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as SCHEDULE I, pursuant to and in accordance with the terms and conditions set forth in the Agreement (including, without limitation, the Purchase Terms attached to the Agreement as EXHIBIT F), as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions
         -----------

         For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Mortgage Loan:                         _____________ rate,
-------------                          [convertible/non-convertible] residential
                                       first lien mortgage loan having a term of not more than _______ years, and which is listed on the Mortgage Loan Schedule.

Closing Date:                          _______________________.
------------

Cut-off Date:                          _______________________.
------------

Custodian:                             _______________________.
---------

Aggregate Principal Balance
(as of the Cut-off Date):              $_______________________.
------------------------

Initial Weighted Average
Mortgage Loan Remittance Rate:         __________________%.
-----------------------------

Purchase Price Percentage:             __________________%.
-------------------------


                                      N-3-1

[INDEX]:                     ________________________; [______ days for lookback
                             date.]

2.       Additional Closing Conditions.
         -----------------------------

         In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions:
                                     [None.]

3.       Additional Loan Documents.
         -------------------------

         In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

                                     [None.]


4.       Additional Representations And Warranties.
         -----------------------------------------

                  In addition to the representations and warranties set forth in the Agreement, as of the date hereof and as of the Closing Date, the Company makes the following additional representations and warranties to the Purchaser with respect to each Mortgage Loan to be sold on a Closing Date:

                                     [None.]




                                      N-3-2

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    CENDANT MORTGAGE CORPORATION

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________



                                    BEAR STEARNS MORTGAGE CAPITAL CORPORATION


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________





                                      N-3-3

                                   SCHEDULE I
                                   ----------

                             MORTGAGE LOAN SCHEDULE



                                      N-3-1

                                    EXHIBIT C
                                    ---------

                        FORM OF ASSIGNMENT AND ASSUMPTION

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ___________, between ______, a ______ corporation ("Assignor"), and _____________, a
___________ corporation ("Assignee"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1. The Assignor hereby grants, transfers and assigns to the Assignee the right, title and interest of the Assignor as described in Schedule A attached hereto, as Purchaser in, to and under that certain Purchase, Warranties and Servicing Agreement, (the "Purchase, Warranties and Servicing Agreement"), dated as of , by and between Bear Stearns Mortgage Capital Corporation ("Purchaser") and (the "Company") with respect to the Mortgage Loans set forth on Schedule 1 hereto (the "Mortgage Loans").

                  2. The Assignor warrants and represents to, and covenants with, the Assignee that:

                  a. The Assignor is the lawful owner of the Mortgage Loans [with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;]

                  b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Purchase, Warranties and Servicing Agreement or the Mortgage Loans;

                  c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase, Warranties and Servicing Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase, Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase, Warranties and Servicing Agreement, or the Mortgage Loans; and

                  d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.


                                      N-3-1

                  3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

                  a. The Assignee agrees to be bound, as Purchaser, by [all] of the terms, covenants and conditions of the Purchase, Warranties and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Purchaser thereunder;

                  b. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                  [c. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;]

                  [d. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that is capable of evaluating the merits and the risks of investment in the Mortgage Loans;]

                  [e. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company; and]

                  [f. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.]

                  Distributions shall be made by wire transfer of immediately available funds to ___________ for the account of _____________ account number ________________. Applicable statements should be mailed to
_____________________________________.




                                      N-3-2

                  IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.


_____________________________                _______________________________
Assignor                                     Assignee


By:__________________________                By:____________________________

Its:_________________________                Its:___________________________


      Taxpayer Identification                      Taxpayer Identification
Number:______________________                Number:________________________



                                      N-3-3

                                    EXHIBIT D
                                    ---------

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                     (date)


To:______________________
_________________________
_________________________
    (the "Depository")

                  As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of May 1, 1998, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section
4.04 of the Agreement, to be designated as "Cendant Mortgage Corporation Custodial Account, in trust for the Purchaser, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   CENDANT MORTGAGE CORPORATION

                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________

                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________




                                      N-3-1

                                    EXHIBIT E

                         ESCROW ACCOUNT LETTER AGREEMENT

                                     (date)

To:______________________
_________________________
_________________________
       (the "Depository")

                  As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of May 1, 1998 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section
4.06 of the Agreement, to be designated as "Cendant Mortgage Corporation Escrow Account, in trust for the Purchaser, Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   CENDANT MORTGAGE CORPORATION

                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________


                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                                   [                  ]
                                   (name of Depository)
                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________




                                      N-3-1

                                    EXHIBIT F

                                 PURCHASE TERMS

         SECTION 1. AGREEMENT TO SELL AND PURCHASE MORTGAGE LOANS. The Company agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans in the amount of the Aggregate Principal Balance (as of the related Cut-Off Date) (after deduction of scheduled principal payments due on the related Cut-Off Date but without deduction of certain prepayments that may have been made but not reported to the Company as of the close of business on such date) set forth in the related Term Sheet which shall be executed and delivered on the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement.

         SECTION 2. MORTGAGE LOAN SCHEDULE. The Company has provided or shall provide the Purchaser, no later than the Business Day prior to the related Closing Date, with a Mortgage Loan Schedule relating to the Mortgage Loans to be purchased on the related Closing Date under this Agreement, which shall be attached to the related Term Sheet as Schedule I.

         SECTION 3. PURCHASE PRICE OF THE MORTGAGE LOANS. The purchase price for the Mortgage Loans (the "Purchase Price") shall be the sum of (i) the product of the Purchase Price Percentage listed on the related Term Sheet and the Aggregate Principal Balance (as of the related Cut-Off Date) listed on the related Term Sheet and (ii) accrued interest on the Mortgage Loans at the Initial Weighted Average Mortgage Loan Remittance Rate listed on the related Term Sheet as of the day following the related Cut-Off Date to the day prior to the related Closing Date, inclusive. The Purchaser shall pay the Purchase Price for the Mortgage Loans by wire transfer of immediately available funds on or prior to the related Closing Date to the account specified by the Company.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents and warrants to the Company as of the related Closing Date:

         (a) The Purchaser is a Delaware corporation, and is, and throughout the term of this Agreement will remain, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to perform under this Agreement and the related Term Sheet;

         (b) The execution and delivery of this Agreement and the related Term Sheet have been duly authorized by all requisite action on the part of the Purchaser;

         (c) This Agreement and the related Term Sheet will be the legal, valid and binding obligations of the Purchaser when executed, enforceable in accordance with their terms, except only as such enforcement may be limited by applicable debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law;

         (d) The execution and delivery of this Agreement and the related Term Sheet by the Purchaser and the Purchaser's performance and compliance with the terms of this Agreement and the related Term Sheet will not (i) violate the Purchaser's charter documents or bylaws, (ii) violate any law or regulation, or any administrative decree or order to which it is subject, or (iii) constitute


                                      N-3-1
a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or which may be applicable to the Purchaser or any of its assets;

         (e) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would affect its performance hereunder;

         (f) The Purchaser is not a party to or bound by any agreement or instrument or subject to any charter documents, bylaws or any other restriction or any judgment, order, writ, injunction, decree, law or regulation which now or in the future may materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement and the related Term Sheet or which requires the consent of any third person to the execution of this Agreement or the related Term Sheet or the performance by the Purchaser of its obligations under this Agreement or the related Term Sheet;

         (g) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which might materially and adversely affect its entering into this Agreement or the related Term Sheet or performing its obligations under this Agreement or the related Term Sheet;

         (h) The Purchaser understands that the Mortgage Loans have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The Purchaser is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. For purposes of the Securities Act only, the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Loan or any interest in any Loan to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Loan or any interest in any Loan from, or otherwise approached or negotiated with respect to any Loan, any interest in any Loan with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of any Loan under the Securities Act or which would render the disposition of any Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to any Loan; and

         (i) The Purchaser is either (i) not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or a person acting, directly or indirectly, on behalf of or investing with "plan assets" of any Plan (a


                                      N-3-2

"Plan Investor"), or (ii) a Plan or Plan Investor and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         SECTION 5. CLOSING. The closing of the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. Closing shall, at the Purchaser's option, be either by telephone, confirmed by letter or wire or conducted in person at the Purchaser's office.

         The closing for the Mortgage Loans shall be subject to each of the following conditions:

         (a) All of the representations and warranties of the Company under this Agreement (as they relate to the Mortgage Loans) shall be true and correct as of the related Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the related Term Sheet;

         (b) Closing Documents identified in paragraphs (a) through (e) of
Section 6 below duly executed by all signatories as required pursuant to the respective terms thereof shall be delivered to the parties designated in accordance with Section 6 below; and

         (c) All other terms and conditions of this Agreement and the related Term Sheet shall have been complied with.

         Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price in accordance with
Section 3 above.

         SECTION 6. CLOSING DOCUMENTS. The Closing Documents shall consist of the following with respect to the Mortgage Loans:

         (a) The related Term Sheet executed by the Purchaser and the Company, which may be executed in counterparts (each as executed to be delivered to the other parties);

         (b) The related Mortgage Loan Schedule, one copy to be attached to each counterpart of the Term Sheet, as SCHEDULE I thereto;

         (c) The related Mortgage File, to be delivered to the Custodian no later than five (5) Business Days prior to the related Closing Date;

         (d) an Officer's Certificate of the Company, satisfactory to the Purchaser and substantially in the form attached hereto as Exhibit F-1;

         (e) an opinion of the Company's counsel (which may be in-house counsel), satisfactory to the Purchaser and substantially in the form attached hereto as Exhibit F-2; and

         (f) all other documents required to be delivered on the related Closing Date pursuant to the terms of the Agreement.


                                      N-3-3

         SECTION 7. COSTS. The Purchaser shall pay any commissions due its salesmen its due diligence costs, the fees and expenses of its attorneys and accountants and any other of its out-of-pocket costs. The Company shall pay any transfer and recording fees and taxes, fees for title policy endorsements and continuations, if applicable, the fees and expenses of its attorneys and accountants, the costs of shipping the Mortgage Files to the Custodian and any other of the Company's out-of-pocket costs.



                                      N-3-4

                                   EXHIBIT F-1

                          FORM OF OFFICER'S CERTIFICATE

                  I, _____________, hereby certify that I am the duly elected [Vice] President of Cendant Mortgage Corporation, a New Jersey corporation, (the "Company") and further as follows:

                  1. Attached hereto is a true and correct copy of the [Charter and By-laws/formation documents] of the Company which are in full force and effect as of the date hereof.

                  2. There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Company which if adversely determined, individually or in the aggregate, would adversely affect the Company's obligations under the Purchase, Warranties and Servicing Agreement, dated as of ________, between the Company and Bear Stearns Mortgage Capital Corporation ("BSMCC") and the related Term Sheet, dated as of ________, between the Company and BSMCC (together, the "Agreements").

                  3. Each person who, as an officer or representative of the Company, signed the Agreements and any other document delivered prior hereto or on the date hereof in connection with the sale of Mortgage Loans pursuant to the Agreements was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or repre sentative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Attached hereto is a certified true copy of the resolution of the board of directors of the Company that authorizes the sale of the Mortgage Loans subject to the Agreements.

                  5. The Company has performed and complied with all agreements and conditions to in the Agreements which are required to be performed or complied with by the Company on or before the date hereof.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:  [Closing Date]                       By:______________________________
                                             Name:____________________________
[Seal]                                       Title:  [Vice] President






                                      N-3-5

                  I, , a [Assistant] Secretary of the Company, hereby certify that _______________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  [Closing Date]                       By:______________________________
                                             Name:____________________________
                                             Title:  [Assistant] Secretary

                                   EXHIBIT F-2

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                                                  (closing date)


Bear Stearns Mortgage Capital Corporation
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

You have requested our opinion, as counsel to Cendant Mortgage Corporation (the "Company"), with respect to certain matters in connection with the sale by the Company of certain mortgage loans (the "Mortgage Loans"), pursuant to the Purchase, Warranties and Servicing Agreement (the "Purchase Agreement"), dated as of __________, 19__, between the Company, as seller and servicer, and Bear Stearns Mortgage Capital Corporation, as purchaser (the "Purchaser"), and the related Term Sheet, dated ______, 19__, between the Company and the Purchaser (the "Term Sheet"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

We have examined the following documents:

         1.       the Purchase Agreement;

         2.       the Term Sheet;

         3.       the form of Assignment of Mortgage;

         4.       the form of endorsement of the Mortgage Note; and

         5. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent we have deemed necessary and proper, we have relied upon the representations and warranties of the Company contained in the Purchase Agreement.

Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey and is qualified to transact business in, and is in good standing under, the laws of the State of New Jersey or is otherwise exempt under applicable law from such qualification;



                                      N-3-7

         2. The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac having the full power and authority to engage in the transactions contemplated by the Purchase Agreement and the related Term Sheet and all requisite power, authority and legal right to execute and deliver the Purchase Agreement and the related Term Sheet and to perform and observe the terms and conditions of such instruments.

         3. The Purchase Agreement and the related Term Sheet each have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

         4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement and the related Term Sheet, or the consummation of the transactions contemplated by the Purchase Agreement and the related Term Sheet or (ii) any required consent, approval, authorization or order has been obtained by the Company.

         5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement or the related Term Sheet conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, govern mental authority or regulatory body to which the Company is subject or by which it is bound.

         6. There is no action, suit, proceeding or investigation pending or, to the best of our knowledge, threatened against the Company which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement or the related Term Sheet or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement or the related Term Sheet.

         7. Each Mortgage has been duly assigned and each Mortgage Note has been duly endorsed as provided in the Purchase Agreement. Each Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery the Assignment of Mortgage, and the


                                      N-3-8
         delivery of the original endorsed Mortgage Note are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgage and the Mortgage Note by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.


                                             Very truly yours,



                                             ___________________________




                                      N-3-9

                                                                     EXHIBIT N-4

                         First Union Servicing Agreement

                             (Provided upon request)





                                      N-4-1